As filed with the Securities and Exchange Commission on November 17 , 2015
Registration No. 333-206992

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEMUS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	2834	45-0692882
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

650 Town Center Drive, Suite 1770
Costa Mesa, CA 92626
 (949) 396-0330
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Dr. Brian Murphy
Chief Executive Officer and Chief Medical Officer
Nemus Bioscience, Inc.
650 Town Center Drive, Suite 1770
Costa Mesa, CA 92626
(949) 396-0330
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of all correspondence to:
Elizabeth M. Berecz
Chief Financial Officer
Nemus Bioscience, Inc.
650 Town Center Drive, Suite 1770
Costa Mesa, CA 92626
Tel: (949) 396-0330
Fax: (949) 266-0346

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, par value $0.001 per share	8,125,000 shares(4)	1.12	$9,100,000	$1,057.42
Common stock, par value $0.001 per share	6,250,000 shares (5)	1.12	$7,000,000	$813.40
Common stock, par value $0.001 per share	187,500 shares (6)	1.12	$210,000	$24.40
Common stock, par value $0.001 per share	241,663 shares	1.12	$270,663	$31.45
Total	14,804,163 shares		$16,580,663	$1,926.67

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on the OTCQB on September 14, 2015.

(3)	Calculated under Section 6(b) of the Securities Act of 1933.
(4)	Shares of common stock issuable upon conversion of shares of preferred stock.
(5)	Shares of common stock issuable upon exercise of investor warrants.
(6)	Shares of common stock issuable upon exercise of placement agent warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion, Dated November 16 , 2015

Prospectus

NEMUS BIOSCIENCE, INC.

Up to 14,804,163 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 14,804,163 shares of our common stock, $0.001 par value, including (i) 8,125,000 shares of common stock, which equals 130% of the maximum number of shares of common stock issuable upon the conversion of shares of our Series B convertible preferred stock, par value $0.001 per share ("Preferred Stock") and 6,250,000 shares of common stock issuable upon exercise of the warrants which we sold to investors in a private placement on August 20, 2015, (ii) 187,500 shares of common stock issuable upon exercise of warrants issued to our placement agent and (iii) 241,663 shares of common stock which we sold to investors in a private placement on January 7, 2015.  Because we are contractually required to register 130% of the maximum number of shares of common stock issuable upon conversion of the Preferred Stock, the actual number of shares that will be issued may be less than the number of shares being offered by this prospectus. To the extent the shares offered by this prospectus are not issued pursuant to the terms of the Preferred Stock, we will deregister them.

The selling shareholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more privately negotiated transactions at prices acceptable to the selling shareholders, or otherwise, so long as our common stock is trading on any OTC market. We are registering these shares of our common stock for resale by the selling shareholders named in this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders. These shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning of page 27.

Our common stock is currently quoted on the OTCQB. Our common stock is quoted on the OTCQB under the symbol "NMUS".  The closing price of our stock on November 16 , 2015, was $ 0.81 .

You should understand the risks associated with investing in our common stock. Before making an investment, read the "Risk Factors," which begin on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2015

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

In this prospectus, unless otherwise specified, the terms “we”, “us”, “our”, and “Nemus” mean Nemus Bioscience, Inc., a Nevada corporation, and our wholly-owned subsidiary Nemus, a California corporation.

Corporate Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabinoid-based therapeutics through our partnership with the University of Mississippi, or UM.  UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts containing cannabinoid molecules.  We are currently UM's sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids, and the realization of this partnership will depend on the successful navigation of the complex regulatory framework for the cultivation and handling of cannabis in the United States.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Statements of Operations	For the nine months ended September 30, 2015	For the year ended December 31, 2014	For the year ended December 31, 2013
	$	$	$
Revenue	0	0	0
Total Operating Expenses	3,162,661	2,731,661	120,403
Other Income (Expense) (net)	(986,000)	0	0
Net Loss	(4,149,977)	(2,734,166)	(120,403)
Net Loss Per Share	(0.25)	(0.27)	(0.02)

Balance Sheets	September 30, 2015	December 31, 2014	December 31, 2013
	$	$	$
Total Assets	4,541,520	348,347	0
Total Liabilities	3,515,355	801,895	182,153
Stockholders' Deficit	(594,294)	(453,548)	(182,153)

Corporate Information

Our principal executive offices are located at 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626. Our telephone number is (949) 396-0330. Our website address is http://www.nemusbio.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Private Placement of Convertible Preferred Stock and Warrants

On August 20, 2015, we sold an aggregate of 5,000 shares of our Preferred Stock for gross proceeds to us of $5,000,000. Each share of the Preferred Stock is convertible into 1,250 shares of our common stock, which results in an effective conversion price of $0.80 per share. In addition, we issued to the investors warrants ("Investor Warrants") to purchase up to 6,250,000 shares of common stock. The Investor Warrants have an exercise price of $1.15 per share and are exercisable through August 20, 2020. The shares of our common stock issuable on conversion of the Preferred Stock and issuance upon exercise of the Investor Warrants are being registered hereunder. Midtown Partners & Co., LLC ("Placement Agent") acted as the exclusive placement agent for the placement of our Preferred Stock and Investor Warrants. The Placement Agent and its designees received an aggregate of 187,500 warrants to purchase our common stock at a price of $1.15 per share through August 20, 2020 ("Agent Warrants").   The shares underlying the Agent Warrants are being registered hereunder.  We will not receive any proceeds from the sale of shares sold by the selling shareholders or from the conversion of Preferred Stock.  However, we will receive proceeds of $1.15 per share upon the exercise of any Investor Warrants or Agent Warrants.

As part of the private placement, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to file a registration statement to register for resale the shares of common stock underlying the Preferred Stock and warrants sold in the private placement, within 30 calendar days following the closing of the private placement. We agreed to use our best efforts to keep the registration statement effective under the Securities Act of 1933, as amended, until the earlier of (i) the date as of which the purchasers may sell all of their shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or (ii) the date on which the purchasers have sold all of the shares covered by the registration statement. We are filing this registration statement in order to fulfill our obligation under this registration rights agreement.

The issuance of the shares of Preferred Stock and the warrants was exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Private Placement of Common Stock

On January 7, 2015, we sold 241,663 shares of common stock for gross proceeds to us of $724,989. The shares of common stock sold in the private placement are being registered hereunder. As part of the private placement, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to file a registration statement to register for resale the shares of common stock sold in the private placement. We are filing this registration statement in order to fulfill our obligation under this registration rights agreement. The issuance of the shares of common stock was exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Summary of the Offering

Shares currently outstanding:	19,278,163 shares of common stock, 31,965,663 shares of common stock outstanding if all shares of Preferred Stock are converted and all Investor Warrants and Agent Warrants are exercised.

Shares being offered:
The selling shareholders identified in this prospectus may offer and sell up to 14,804,163 shares of our common stock, which will consists of: (i) 8,125,000 shares of common stock which equals 130% of the maximum number of shares of common stock issuable upon the conversion of the Preferred Stock, (ii) 6,250,000 shares of common stock issuable upon exercise of the Investor Warrants, (iii) 187,500 shares of common stock issuable upon exercise of Agent Warrants and (iv) 241,663 shares of common stock.

Offering Price per share:
The selling shareholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholders. However, if all Investor Warrants and Agent Warrants are exercised, we will receive proceeds of $7,403,125.

OTC Markets Symbol:	NMUS

Risk Factors:
There are significant risks involved in investing in our company. See "Risk Factors" beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Emerging Growth Company

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, which was on October 28, 2013; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2018. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced related disclosure;
•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;
•	reduced disclosure obligations regarding executive compensation; and
•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our common stock is quoted on the OTCQB under the symbol "NMUS". This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of the date of this prospectus, there has been very limited trading of shares of our common stock. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us.

Risks Related to our Business and Capital Requirements:

Since we have a limited operating history in our business, it is difficult for potential investors to evaluate our business.

Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception and we are not currently profitable and may never become profitable. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We currently have no product revenues and no products approved for marketing and need substantial additional funding to continue our operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue the clinical development of our product candidates and launch and commercialize any product candidates for which we receive regulatory approval.

We expect our existing cash and cash equivalents will not be sufficient to fund our capital requirements for at least the next two months. We require additional capital for the development and commercialization of our product candidates. Furthermore, we expect to incur additional costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain substantial additional funding in order to continue our operations. As noted in our audited financial statement for the year ended December 31, 2014, the uncertainties surrounding our ability to fund our operations raise substantial doubt about our ability to continue as a going concern.

To date, we have financed our operations entirely through investments by founders and other investors. We may seek additional funds through public or private equity or debt financing, via strategic transactions or collaborative arrangements. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, clinical or commercialization activities. If we obtain capital through collaborative arrangements, these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of the revenues associated with the partnered product.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we may need to reduce, defer or cancel preclinical and lab work, planned clinical trials, or overhead expenditures to the extent necessary.  The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

We rely heavily on UM for our research and development programs, and UM is joint owner of the intellectual property resulting from its preclinical research and development.

We rely heavily on our relationship with UM for our research and development programs. Under the terms of our agreements with UM, we are required to fund preclinical and clinical trials required for cannabinoid-based products developed by UM. If UM were to terminate our agreements, we would be required to return all the rights, materials, and data developed during our partnership, associated with UM, or face substantial delays in, or possible termination of, that program.

In addition, the agreements provide that all intellectual property rights (including any patents and non-manufacturing related know-how) that was conceived by UM or us during the course of the collaboration is to be jointly owned by UM and us. Because UM exercises some control over this jointly owned intellectual property, we may need to seek UM's consent to pursue, use, license and/or enforce some of this collaboration intellectual property in the future. An unexpected deterioration in our relationship with UM would have a material adverse effect on our business, reputation, results of operations and financial condition.

We are heavily dependent on the success of our early-stage product candidates, which will require significant additional efforts to develop and may prove not to be viable for commercialization.

We are very early in our development efforts.  We have no products approved for sale and all of our product candidates are in preclinical development including development of cannabinoid-based formulations with delivery methods via the eye and a transmucosal patch. Further preclinical testing is ongoing and if successful, will be part of a regulatory filing to satisfy Investigational New Drug, or IND, requirements which need to be met in order for the candidate compounds and routes of administration to enter testing in humans. Our ability to generate product revenue, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and commercialization of our product candidates.  Our business depends entirely on the successful development, clinical testing and commercialization of these and any other product candidates we may seek to develop in the future, which may never occur.

The success of our product candidates will depend on several factors, any one of which we may not be able to successfully complete, such as:

•	receipt of necessary controlled substance registrations from DEA;
•	successful completion of preclinical studies and clinical trials;
•	receipt of marketing approvals from FDA and other applicable regulatory authorities;
•	obtaining, maintaining and protecting our intellectual property portfolio, including patents and trade secrets, and regulatory exclusivity for our product candidates;
•	identifying, making arrangements and ensuring necessary registrations with third-party manufacturers, or establishing commercial manufacturing capabilities for applicable product candidates;
•	launching commercial sales of the products, if and when approved, whether alone or in collaboration with others;
•	acceptance of our products, if and when approved, by patients, the medical community and third-party payors;
•	effectively competing with other therapies;
•	obtaining and maintaining healthcare coverage and adequate reimbursement of our products; and
•	maintaining a continued acceptable safety profile of our products following approval.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize our product candidates, which would materially harm our business.

We may not be successful in our efforts to build a pipeline of product candidates.

Our strategy is to use and expand our relationship with UM to build a pipeline of cannabinoid-based products. We may not be able to develop product candidates that are safe and effective for all or any of our targets. Even if we are successful in building a product pipeline, the potential product candidates that we identify may not be suitable for clinical development for a number of reasons, including due to harmful side effects or other characteristics that indicate a low likelihood of receiving marketing approval or achieving market acceptance. If our methods of identifying potential product candidates fail to produce a pipeline of potentially viable product candidates, then we may not be able to obtain product revenue in future periods, which would make it unlikely that we would ever achieve profitability.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The pharmaceutical industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of pharmaceutical products, including validation procedures and regulatory matters. In addition, our pipeline products, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for laboratory and preclinical work and for future clinical trials. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete laboratory and preclinical work and future clinical trials. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the recent downturn in the economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.  We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

If we are not able to attract and retain highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. Our success depends in large measure on certain key personnel, including Dr. Brian Murphy, our Chief Executive Officer and Chief Medical Officer. The loss of the services of Dr. Murphy could significantly hinder our operations.  We do not currently have key person insurance in effect for Dr. Murphy.  In addition, the competition for qualified personnel in the pharmaceutical industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, with contractual provisions and other procedures, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee's former employers. Litigation may be necessary to defend against any such claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact contributes to the development of intellectual property that we regard as our own. Further, the terms of such assignment agreements may be breached and we may not be able to successfully enforce their terms, which may force us to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of intellectual property rights we may regard and treat as our own.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this prospectus, we have two full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

If we breach any of the agreements under which we license from UM the commercialization rights to our product candidates, we could lose license rights that are important to our business and our operations could be materially harmed.

We license from UM the use, development and commercialization rights for our product candidates. As a result, our current business plans are dependent upon our maintenance of the license agreements and the rights we license under it. If we fail to comply with any of the conditions or obligations or otherwise breach the terms of our license agreement with UM, or any future license agreement we may enter on which our business or product candidates are dependent, UM may have the right to terminate the applicable agreement in whole or in part and thereby extinguish our rights to the licensed technology and intellectual property and/or any rights we have acquired to develop and commercialize certain product candidates. The loss of the rights licensed to us under our license agreement with UM, or any future license agreement that we may enter granting rights on which our business or product candidates are dependent, would eliminate our ability to further develop the applicable product candidates and would materially harm our business, prospects, financial condition and results of operations.

As our products and company are in a highly regulated industry, significant and unforeseen changes in policy may have material impacts on our business.

A primary reason for our company to develop the cannabis-derived pharmaceuticals is the changing regulatory and social landscape, in terms of cannabis.  State efforts to decriminalize and/or legalize, as well as the growth of state level medical marijuana rulings, have created the opportunity to develop the medical potential for cannabis.  However, cannabis is still illegal on a Federal level, outside of the areas described above.  We do not know what impact might occur to our development plans, if the Federal law were to change dramatically in the near-term.  While we believe the licensed intellectual property, the institutional knowledge, and our management experience will provide us with what is necessary to achieve our goals, we cannot predict the impact of any changes in the current regulatory environment.

We anticipate that our product candidates may contain naturally-derived cannabis extracts, which may generate public controversy.

We anticipate that our product candidates may contain naturally-derived cannabis extracts, and their regulatory approval, if any, may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

The use of "medical marijuana" or "recreational marijuana" in the United States may impact our business.

There is a substantial amount of change occurring in various states of the United States regarding the use of "medical marijuana."  While cannabis is a Schedule I substance as defined under federal law, and its possession and use is not permitted in accordance with federal law, a number of individual states have enacted state laws to authorize possession and use of cannabis for medical purposes, and in some states for recreational purposes.  While our product candidates are distinct from crude herbal cannabis, our prospects may nevertheless be impacted by these laws at the state level in the United States.

As with all medicines, it is very difficult to gauge accurately market acceptance of our potential drug candidates.

While we are taking and will take significant efforts in selecting drug candidates that we believe represent the best opportunities for market adoption, such as unsatisfied needs, competitive environment, partnering potential, therapeutic potential, and target product profile potential, the ultimate market acceptance of a preclinical candidate is very difficult to predict.  The ultimate acceptance will be impacted by the performance in clinical trials (efficacy and safety), reimbursement and development of competitive compounds.  Also, the healthcare reimbursement environment has been changing over the recent past and is likely to continue to evolve.  If we are unable to gain market acceptance for our product candidates, if approved, then we may not be able to generate substantial product revenues.

We currently have no marketing and sales experience or capabilities to market and sell our product candidates, if approved.

We currently do not have experience in the marketing, sales and distribution of any of our product candidates that are able to attain regulatory approval. If our product candidates receive regulatory approval, we will need to establish sales and marketing capabilities to commercialize our product candidates, which will be expensive and time consuming. Any failure or delay in the development of our internal sales and marketing capabilities would adversely impact the commercialization of any of our products that we obtain approval to market. If we are not successful in commercializing our product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

Our commercial success depends upon attaining significant market acceptance of our product candidates, if approved, among physicians and patients.

Even if approved by the FDA, our product candidates may not gain market acceptance among physicians and patients, which is vital to our commercial success. Market acceptance of any product candidate for which we receive approval depends on a number of factors, including:

•	the clinical indications for which the drug is approved and efficacy and safety as demonstrated in clinical trials;
•	the timing of market introduction of the product candidate and/or competitive products;
•	acceptance of the drug as a safe and effective treatment by physicians and patients;
•	the potential and perceived advantages of the product candidate over alternative treatments;
•	the cost of treatment in relation to alternative treatments; and
•	the prevalence and severity of adverse side effects.

If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians and patients, we will not be able to generate significant revenues, and we may not become or remain profitable.

We may expend our limited resources to pursue a particular product candidate or indication and may fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular research programs and product candidates for specific indications. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate. Any such failure to improperly assess potential product candidates could result in missed opportunities and/or our focus on product candidates with low market potential, which would harm our business and financial condition.

Risks Related to Controlled Substances:

The product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during non-clinical and clinical development and post-approval, and our financial condition.

The product candidates we plan to develop will contain controlled substances as defined in the CSA.  Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA.  The DEA classifies controlled substances into five schedules:  Schedule I, II, III, IV or V substances.  Schedule I substances by definition have a high potential for abuse, no currently "accepted medical use" in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States.  Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk among such substances.  Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation.  In addition, dispensing of Schedule II drugs is further restricted.  For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts must be placed on Schedules II-V, since approval by the FDA satisfies the "accepted medical use" requirement.  No drug product containing natural cannabis or naturally-derived cannabis extracts have been approved by the FDA for use in the United States or obtained DEA registrations for commercial production and the DEA may never issue the registrations required for the commercialization of such products.

If approved by the FDA, we expect the finished dosage forms of our cannabinoid-derived drug product candidates to be listed by the DEA as a Schedule II or III controlled substance.  Consequently, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA.  In addition, the scheduling process may take one or more years, thereby delaying the launch of the drug product in the United States.  Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any of our drug product candidates may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of the drug product.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the manufacturing, development, or distribution of our product candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners or clinical sites must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

To conduct clinical trials with our product candidates in the United States prior to approval, each of our research sites must obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense the product candidate and to obtain the product. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites.

Manufacturing of our product candidates is, and, if approved, our commercial products will be, subject to DEA's annual manufacturing and procurement quota requirements.  The annual quota allocated to us or our contract manufacturers for the controlled substances in our product candidates may not be sufficient to meet commercial demand or complete clinical trials. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers', procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

If, upon approval of any of our product candidates, the product is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product to pharmacies and other health care providers. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, our products, if approved.

Our ability to research, develop and commercialize our drug product candidates is dependent on our ability to obtain and maintain the necessary controlled substance registrations from DEA.

In the United States, the DEA regulates activities relating to the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement to obtain annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts.  NIDA also plays a role in oversight of the cultivation of cannabis for medicinal research.  We do not currently handle any controlled substances, but we plan to engage in the research, development, and commercialization of cannabinoids and cannabinoid-derived drug products for medical purposes in the future.  This will require that we and/or our third party contractors obtain and maintain the necessary DEA registrations, and be subject to other regulatory requirements.  To date, no natural cannabis or cannabis-derived product has obtained DEA registrations for commercial production and the DEA may never issue such registrations. If DEA fails to issue or renew such registrations, we will be unable to develop, commercialize and distribute any product in the United States and our business may suffer.  For example, DEA may adopt an interpretation of domestic law or of the Single Convention on Narcotic Drugs that restricts our, or our third party contractors', ability to obtain the registrations needed for any of these purposes.

The cultivation of cannabis is strictly regulated in the United States under a complex legal framework and our partners may be unable to obtain or maintain the necessary authorizations to cultivate cannabis for the development and commercialization of cannabinoid-derived drug products.

We are partnering with UM to develop and commercialize cannabis-derived drug products.  Pursuant to that partnership, UM plans to cultivate cannabis and provide us with cannabis extracts.  The regulation of cannabis is complex and subject to stringent controls.  UM has indicated that its plan for cultivating cannabis for the purification of cannabis extracts is in compliance with applicable law, including the CSA, DEA regulations, and the United States' obligations under the 1961 Single Convention on Narcotic Drugs.  However, there is a risk that regulatory authorities may disagree or may decline to authorize UM to engage in the contemplated activities under the partnership.  Specifically, the DEA may decline to issue the registrations required for commercialization of a naturally-derived cannabis drug product based on its interpretation of applicable laws, including the Single Convention. Interpretations of law that DEA adopted in the past may evolve or change.  If UM cannot obtain or maintain the necessary regulatory authorizations that we anticipate will be required for the contemplated development program, our business may suffer and we may not be able to pursue the research, development and commercialization of naturally-derived marijuana extracts.

Risks Related to Government Regulation:

If we fail to demonstrate the safety and efficacy of any product candidate that we develop to the satisfaction of the FDA or comparable foreign regulatory authorities we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of such product candidate.  This would adversely impact our ability to generate revenue, our business and our results of operations.

We are not permitted to commercialize, market, promote, or sell any product candidate in the United States without obtaining marketing approval from the FDA or in other countries without obtaining approvals from comparable foreign regulatory authorities, such as the EMA, and we may never receive such approvals. To gain approval to market a drug product, we must complete extensive preclinical development and clinical trials that demonstrate the safety and efficacy of the product for the intended indication to the satisfaction of the FDA or other regulatory authority.

We have not previously submitted an NDA to the FDA, or similar drug approval filings to comparable foreign authorities, for any product candidate, and we cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval.  Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approval for our product candidates, we may not be able to continue our operations.  Even if we successfully obtain regulatory approval to market our product candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval and have commercial rights.

The FDA or any foreign regulatory bodies could delay, limit or deny approval of our product candidates for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable foreign regulatory body that the product candidate is safe and effective for the requested indication;
•	the FDA's or the applicable foreign regulatory agency's disagreement with the interpretation of data from preclinical studies or clinical trials;
•	our inability to demonstrate that the clinical and other benefits of the product candidate outweigh any safety or other perceived risks;
•	the FDA's or the applicable foreign regulatory agency's requirement for additional preclinical or clinical studies;
•	the FDA's or the applicable foreign regulatory agency's non-approval of the formulation, labeling or the specifications of the product candidate;
•	the FDA's or the applicable foreign regulatory agency's failure to approve the manufacturing processes or facilities of third-party manufacturers with which we contract; or
•	the potential for approval policies or regulations of the FDA or the applicable foreign regulatory agencies to significantly change in a manner rendering our clinical data insufficient for approval.

Even if we eventually complete clinical testing and receive approval of an NDA or foreign regulatory filing for a product candidate, the FDA or the applicable foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials which may be required after approval. The FDA or the applicable foreign regulatory agency also may approve the product candidate for a more limited indication or a narrower patient population than we originally requested, and the FDA, or applicable foreign regulatory agency, may not approve the labeling that we believe is necessary or desirable for the successful commercialization of the product. Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of the product candidate and would materially adversely impact our business and prospects.

Preclinical and clinical drug development involves a lengthy and expensive process with an uncertain outcome.  We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Clinical testing is expensive and can take several years to complete, and its outcome is inherently uncertain. Moreover, obtaining sufficient quantities of product for clinical testing is subject to regulation by DEA and, in some cases, NIDA.  It is impossible to predict when or if any of our product candidates will prove effective or safe in humans or will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical studies and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or subsequently to commercialize our product candidates, including:

•	FDA, DEA or NIDA may not authorize the use and distribution of sufficient quantities of product for clinical testing;
•	regulators or IRBs may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;
•	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;
•
clinical trials of our product candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

•
the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

•	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;
•	we may have to suspend or terminate clinical trials of our product candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks;
•
regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

•	the cost of clinical trials of our product candidates may be greater than we anticipate;
•	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate; and
•
our product candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

•	be delayed in obtaining marketing approval for our product candidates;
•	not obtain marketing approval at all;
•	obtain approval for indications or patient populations that are not as broad as intended or desired;
•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;
•	be subject to additional post-marketing testing requirements; or
•	have the product removed from the market after obtaining marketing approval.

Our product development costs will also increase if we experience delays in testing or in receiving marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical study or clinical trial delays also could allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. Our pool of suitable patients may be smaller for some of our product candidates, which will impact our ability to enroll a sufficient number of suitable patients.  In addition, some of our competitors have ongoing clinical trials for product candidates that treat the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors' product candidates. Patient enrollment is affected by other factors including:

•	the severity of the disease under investigation;
•	the eligibility criteria for the study in question;
•	the perceived risks and benefits of the product candidate under study;
•	the efforts to facilitate timely enrollment in clinical trials;
•	the patient referral practices of physicians;
•	the ability to monitor patients adequately during and after treatment; and
•	the proximity and availability of clinical trial sites for prospective patients.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing.

Even if we receive regulatory approval for a product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to restrictions, withdrawal from the market, or penalties if we fail to comply with applicable regulatory requirements or if we experience unanticipated problems with our product candidates, when and if approved.

Once regulatory approval has been granted, the approved product and its manufacturer are subject to continual review by the FDA, DEA and/or non-U.S. regulatory authorities. Any regulatory approval that we receive for our product candidates may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for potentially costly post-marketing follow-up studies or surveillance to monitor the safety and efficacy of the product. In addition, if the FDA and/or non-U.S. regulatory authorities approve any of our product candidates, we will be subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to labeling, packaging, adverse event reporting, storage, distribution, advertising, promotion, recordkeeping and submission of safety and other post-market information. Manufacturers of our products and manufacturers' facilities are required to comply with cGMP regulations, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture our products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control. We will also be required to report certain adverse reactions and production problems, if any, to the FDA and to comply with requirements concerning advertising and promotion for our products. If we, any future collaboration partner or a regulatory authority discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the collaboration partner, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.

Any DEA registrations that we receive may also be subject to limitations.  For example, if approved, our commercial products will be subject to DEA's annual manufacturing and procurement quota requirements.  The annual quota allocated to us or our contract manufacturers for the controlled substances in our product candidates may not be sufficient to meet commercial demand.  Our facilities that handle controlled substances, and those of our third-party contractors, will also be subject to registration requirements and periodic inspections.  Additionally, if approved by the FDA, the finished dosage forms of our cannabinoid-derived drug product candidates will be subject to DEA's rescheduling process, which may delay product launch and impose additional regulatory burdens.  Failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.  For additional information, see Risk Factor, "The product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during non-clinical and clinical development and post-approval, and our financial condition."

The FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling and regulatory requirements. The FDA also imposes stringent restrictions on manufacturers' communications regarding off-label use and if we do not restrict the marketing of our products only to their approved indications, we may be subject to enforcement action for off-label marketing. If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with regulatory requirements of the FDA and/or other non-U.S. regulatory authorities, we could be subject to administrative or judicially imposed sanctions, including:

•	warning letters or untitled letters;
•	mandated modifications to promotional materials or the required provision of corrective information to healthcare practitioners;
•	restrictions imposed on the product or its manufacturers or manufacturing processes
•	restrictions imposed on the labeling or marketing of the product;
•	restrictions imposed on product distribution or use;
•	requirements for post-marketing clinical trials;
•	suspension of any ongoing clinical trials;
•	suspension of or withdrawal of regulatory approval;
•	voluntary or mandatory product recalls and publicity requirements;
•	refusal to approve pending applications for marketing approval of new products or supplements to approved applications filed by us;
•	restrictions on operations, including costly new manufacturing requirements;
•	seizure or detention of our products;
•	refusal to permit the import or export of our products;
•
required entry into a consent decree, which can include imposition of various fines (including restitution or disgorgement of profits or revenue), reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•	civil or criminal penalties; or
•	injunctions.

Widely publicized events concerning the safety risk of certain drug products have resulted in the withdrawal of drug products, revisions to drug labeling that further limit use of the drug products and the imposition by the FDA of risk evaluation and mitigation strategies, or REMS, to ensure that the benefits of the drug outweigh its risks. In addition, because of the serious public health risks of high profile adverse safety events with certain products, the FDA may require, as a condition of approval, costly REMS programs.

The regulatory requirements and policies may change and additional government regulations may be enacted for which we may also be required to comply. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or in other countries. If we or any future collaboration partner are not able to maintain regulatory compliance, we or such collaboration partner, as applicable, will not be permitted to market our future products and our business will suffer.

Serious adverse events or undesirable side effects or other unexpected properties of any of our product candidates may be identified during development or after approval that could delay, prevent or cause the withdrawal of regulatory approval, limit the commercial potential, or result in significant negative consequences following marketing approval.

Serious adverse events or undesirable side effects caused by, or other unexpected properties of, our product candidates could cause us, an IRB, or regulatory authorities to interrupt, delay or halt our clinical trials and could result in a more restrictive label, the imposition of distribution or use restrictions or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. If any of our product candidates are associated with serious adverse events or undesirable side effects or have properties that are unexpected, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Many compounds that initially showed promise in clinical or earlier stage testing have later been found to cause undesirable or unexpected side effects that prevented further development of the compound.

Undesirable side effects or other unexpected adverse events or properties of any of our other product candidates could arise or become known either during clinical development or, if approved, after the approved product has been marketed. If such an event occurs during development, our trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of, or deny approval of, our product candidates. If such an event occurs after such product candidates are approved, a number of potentially significant negative consequences may result, including:

•	regulatory authorities may withdraw the approval of such product;
•	regulatory authorities may require additional warnings on the label or impose distribution or use restrictions;
•	regulatory authorities may require one or more post-market studies;
•	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients;
•	we could be sued and held liable for harm caused to patients; and
•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product candidate, if approved, or could substantially increase commercialization costs and expenses, which could delay or prevent us from generating revenue from the sale of our products and harm our business and results of operations.

We expect to rely on third parties, such as contract research organizations, or CROs, to conduct some or all of our preclinical and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize any of our product candidates.

We expect to rely on medical institutions, clinical investigators, contract laboratories and other third parties, such as CROs, to conduct our preclinical and clinical studies on our product candidates in compliance with applicable regulatory requirements. These third parties will not be our employees and, except for restrictions imposed by our contracts with such third parties, we will have limited ability to control the amount or timing of resources that they devote to our programs. Although we expect to rely on these third parties to conduct our preclinical studies and clinical trials, we will remain responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with its investigational plan and protocol and the applicable legal, regulatory, and scientific standards, and our reliance on these third parties will not relieve us of our regulatory responsibilities. These entities must maintain and comply with valid DEA registrations and requirements.  The FDA and regulatory authorities in other jurisdictions require us to comply with regulations and standards, commonly referred to as current good clinical practices, or cGCPs, for conducting, monitoring, recording and reporting the results of clinical trials, in order to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials. If we or any of our third party contractors fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. In addition, we are required to report certain financial interests of our third party investigators if these relationships exceed certain financial thresholds and meet other criteria.  The FDA or comparable foreign regulatory authorities may question the integrity of the data from those clinical trials conducted by principal investigators who previously served or currently serve as scientific advisors or consultants to us from time to time and receive cash compensation in connection with such services.  Our clinical trials must also generally be conducted with products produced under current good manufacturing practice, or cGMP, regulations.  Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

Some of the third parties with whom we contract may also have relationships with other commercial entities, some of which may compete with us. If the third parties conducting our preclinical studies or our clinical trials do not perform their contractual duties or obligations or comply with regulatory requirements we may need to enter into new arrangements with alternative third parties. This could be costly, and our preclinical studies or clinical trials may need to be extended, delayed, terminated or repeated, and we may not be able to obtain regulatory approval in a timely fashion, or at all, for the applicable product candidate, or to commercialize such product candidate being tested in such studies or trials. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third party contractors or to do so on commercially reasonable terms.  Though we plan to carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We rely on, and expect to continue relying on, third-party contract manufacturing organizations to manufacture and supply product candidates for us, as well as certain raw materials used in the production thereof. If one of our suppliers or manufacturers fails to perform adequately we may be required to incur significant delays and costs to find new suppliers or manufacturers.

We currently have no experience in, and we do not own facilities for, manufacturing our product candidates. We rely on, and expect to continue relying upon, third-party manufacturing organizations to manufacture and supply our product candidates and certain raw materials used in the production thereof. Some of our key components for the production of our product candidates may have a limited number of suppliers.

The facilities used by our contract manufacturers to manufacture our product candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit our NDA to the FDA. We expect that we will not control the manufacturing process of, and will be completely dependent on, our contract manufacturing partners for compliance with cGMP requirements, for manufacture of our drug products. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, DEA or others, they will not be able to secure and/or maintain DEA registrations and regulatory approval for their manufacturing facilities. In addition, we expect that we will have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates, or if DEA does not register these facilities for the manufacture of controlled substances, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved.

We do not have commercial supply agreements with our suppliers.  In the event that we and our suppliers cannot agree to the terms and conditions for them to provide clinical and commercial supply needs, we would not be able to manufacture our product or candidates until a qualified alternative supplier is identified, which could also delay the development of, and impair our ability to commercialize, our product candidates.

The failure of third-party manufacturers or suppliers to perform adequately or the termination of our arrangements with any of them may adversely affect our business.

We could be subject to costly product liability claims related to our clinical trials and product candidates.

Because we plan to conduct clinical trials with human subjects, we face the risk that the use of our product candidates may result in adverse side effects to our patients in our clinical trials.  We face even greater risks upon any commercialization of our product candidates.  An individual may bring a product liability claim against us alleging that one of our product candidates causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use.  Any product liability claim brought against us, with or without merit, could result in:

•	withdrawal of clinical trial volunteers, investigators, patients or trial sites;
•	the inability to commercialize our product candidates;
•	decreased demand for our product candidates;
•	regulatory investigations that could require costly recalls or product modifications;
•	loss of revenue;
•	substantial costs of litigation;
•	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;
•	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;
•	the diversion of management's attention from our business; and
•	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

Our employees, independent contractors, principal investigators, CROs, consultants and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, CROs, consultants and vendors may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates:  (1) FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA; (2) manufacturing standards; (3) federal and state healthcare fraud and abuse laws and regulations; or (4) laws that require the true, complete and accurate reporting of financial information or data. Specifically, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

We are subject to uncertainty relating to coverage and reimbursement policies which, if not favorable to our product candidates, could hinder or prevent our products' commercial success.

Our ability to commercialize our product candidates, if approved, successfully will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors establish appropriate coverage and reimbursement levels for our product candidates. As a threshold for coverage and reimbursement, third-party payors generally require that drug products have been approved for marketing by the FDA. A primary trend in the U.S. healthcare industry is cost containment.  Third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular products and procedures.  Increasingly, third-party payors are requiring that companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products.  We cannot assure you that coverage and reimbursement will be available for any product that we commercialize and, if coverage is available, what the level of reimbursement will be. Coverage and reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval.  If coverage and reimbursement are not available or are available only to limited levels, we may not be able to successfully commercialize any product candidate that we successfully develop.

Healthcare reform measures could hinder or prevent our products candidates' commercial success, if approved.

In the United States, there have been, and we anticipate there will continue to be, a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell any of our products profitably if approved. In the United States, the Federal government recently passed healthcare reform legislation, the Patient Protection and Affordable Care Act,  as amended by the Health Care and Education Reconciliation Act, or collectively, the ACA.

The ACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse, which will impact existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program. Additionally, the ACA:

•	increases the minimum level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%;
•	requires collection of rebates for drugs paid by Medicaid managed care organizations;
•
requires manufacturers to participate in a coverage gap discount program, under which they must agree to offer 50 percent point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer's outpatient drugs to be covered under Medicare Part D; and

•	imposes a non-deductible annual fee on pharmaceutical manufacturers or importers who sell "branded prescription drugs" to specified federal government programs.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation's automatic reduction to several government programs. This includes reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and will stay in effect through 2024 unless Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates if approved, or additional pricing pressure.  The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to make and implement healthcare reforms may adversely affect:

•	our ability to set a price we believe if fair for our products;
•	our ability to generate revenues and achieve or maintain profitability;
•	the availability of capital; and
•	our ability to obtain timely approval of our products.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

•
the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•
federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

•
the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

•
HIPAA, as amended by the Health Information Technology and Clinical Health Act and its implementing regulations, which imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information;

•
the federal physician sunshine requirements under the ACA, which require manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members; and

•
state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the ACA, among other things, amends the intent requirement of the federal Anti-Kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Risks Related to our Common Stock:

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

We are a reporting company with the SEC and therefore must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls.  It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. In order to expand our operations, we will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company's securities, securities class action litigation has often been initiated.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company and lack of revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or "risky" investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Because we became public by means of a "reverse merger," we may not be able to attract the attention of major brokerage firm or investors in general.

Additional risks may exist since we will become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future. In addition, the SEC has recently issued an investor bulletin warning investors about the risks of investing in companies that enter the U.S. capital markets through a "reverse merger." The release of such information from the SEC may have the effect of reducing investor interest in companies, such as us, that enter the U.S. capital markets through a "reverse merger."

We cannot assure you that our common stock will become eligible for listing or quotation on any exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

In order for our common stock to become eligible for listing or quotation on any exchange, reverse merger companies must have had their securities traded on an over-the-counter market for at least one year, maintained a certain minimum closing price for not less than 30 of the most recent 60 days prior to the filing of an initial listing application and prior to listing, and timely filed with the SEC all required reports since consummation of the reverse merger, including one annual report containing audited consolidated financial statements for a full fiscal year commencing after the date of filing of the Current Report on Form 8-K which discloses the reverse merger. We may not be able to meet all of the filing requirements above and may not be able to satisfy the initial standards for listing or quotation on any exchange in the foreseeable future or at all. Even if we are able to become listed or quoted on an exchange, we may not be able to maintain a listing of the common stock on such stock exchange.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. Our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates own approximately 52.55% of our outstanding voting stock. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team, and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership in our Board of Directors and management team and certain other large stockholders may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders' interest and adversely impact the rights of holders of our common stock.

We have a total of 236,000,000 shares of common stock authorized for issuance and up to 20,000,000 shares of preferred stock with the rights, preferences and privileges that our Board of Directors may determine from time to time. We have reserved 1,180,000 shares for issuance upon the exercise of outstanding options and 10,759,500 shares for issuance upon the exercise of outstanding warrants. As of  November 16 , 2015, we had 204,782,337 shares of common stock available for issuance.  We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock.  Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us.  Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act of 1933, as amended, or the Securities Act, may significantly and negatively affect the prevailing market price for our common stock.  The future sales of shares of our common stock issuable upon the exercise of outstanding warrants may have a depressive effect on the market price of our common stock, as such warrants would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

We may have material liabilities from our predecessor that are not yet discovered.

As a result of the reverse merger transaction in October 2014 (“Merger”), the former business and management of the Company have been replaced with our current business and management team. Prior to the Merger, there were no relationships or other connections among the businesses or individuals associated with those two entities. As a result, the former business may have material liabilities that are not yet discovered. We could experience losses as a result of any such undisclosed liabilities that are discovered, which could materially harm our business and financial condition. Although the merger agreement contains customary representations and warranties from the Company concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against the Company's pre-Merger stockholders or principals in the event those representations prove to be untrue. As a result, the stockholders of the Company bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

There is not now, nor has there been since our inception, any significant trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. Although our common stock is quoted on the OTCQB, an over-the-counter quotation system, trading of our common stock is extremely limited and sporadic and at very low volumes. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange. We presently anticipate that our common stock will continue to be quoted on the OTCQB or another over-the-counter quotation system in the foreseeable future. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We are an “emerging growth company” as defined in the JOBS Act and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

Management intends to take full advantage of the regulatory relief afforded by the JOBS Act.  We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may become more volatile.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act, requires that we evaluate and determine the effectiveness of our internal control over financial reporting and, beginning with our annual report for the year ended December 31, 2014, provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We are in the process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer an emerging growth company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer an emerging growth company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our failure to comply with the covenants and conditions contained in the Certificate of Designations for our Preferred Stock, including as a result of events beyond our control, could result in the occurrence of a triggering event, which could materially and adversely affect our operating results and our financial condition.

The Certificate of Designations for our Preferred Stock requires us to comply with various operational and other covenants. If a triggering event under the Certificate of Designations were to occur that is not cured or waived, the holders of our Preferred Stock have the right to require us to redeem all or a part of the holders’ shares of Preferred Stock at a premium price per share. We cannot assure you that our assets or cash flow would be sufficient to fully redeem the shares of Preferred Stock, upon the occurrence of a triggering event, or that we would be able to finance or restructure the redemption price. This would have a material adverse impact on our liquidity, financial position and results of operations.

The issuance of shares upon conversion of the Preferred Stock and exercise of outstanding warrants and options may cause immediate and substantial dilution to our existing stockholders.

If the price per share of our common stock at the time of conversion of shares of our Preferred Stock, and exercise of any warrants, options, or any other convertible securities is in excess of the various conversion or exercise prices of these convertible securities, conversion or exercise of these convertible securities would have a dilutive effect on our common stock. As of the date of this prospectus, we had (i) outstanding shares of Preferred Stock which are convertible into an aggregate of 6,250,000 shares of our common stock at a conversion price of $0.80 per share, and (ii) warrants to purchase up to 10,759,500 shares of our common stock at exercise prices ranging from $1.00 to $5.00 per share, and (iii) options to purchase up to 1,130,000 shares of our common stock at exercise prices ranging from $0.42 to $3.00 per share.  Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

The 14,804,163 shares of our common stock registered for resale by this prospectus may adversely affect the market price of our common stock.

As of November 16 , 2015, there were 19,278,163 shares of our common stock were issued and outstanding.  This prospectus registers for resale 8,125,000 shares of common stock issuable upon the conversion of the Preferred Stock, (ii) 6,250,000 shares of common stock issuable upon exercise of the Investor Warrants, (iii) 187,500 shares of common stock issuable upon exercise of Agent Warrants and (iv) 241,663 shares of common stock held by the selling stockholders. Assuming all shares of Preferred Stock are converted and all warrants were exercised, the aggregate number of shares registered for resale by means of this prospectus, or 14,804,163 shares, would represent 43.74% of our then issued and outstanding common stock.

We are unable to predict the potential effect that sales into the market of up to 14,804,163 shares may have on the then prevailing market price of our common stock.  On November 16 , 2015, the last reported closing price of our common stock on the OTCQB was $ 0.81 . It is likely that market sales of the 14,804,163 shares offered for resale pursuant to this prospectus (or for those sales even if they do not actually occur) may have the effect of depressing the market price of our common stock.  As a result, the potential resale and possible fluctuations in trading volume of such a substantial amount of our stock may affect the share price negatively beyond our control.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," "will," "would" or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled "Risk Factors" including, without limitation, risks relating to:

•
the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;

•	the early stage of our product candidates presently under development;
•	our need for substantial additional funds in order to continue our operations, and the uncertainty of whether we will be able to obtain the funding we need;
•
our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;

•	our ability to retain or hire key scientific or management personnel;
•	our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•	our dependence on UM, third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;
•	our ability to develop successful sales and marketing capabilities in the future as needed;
•	the size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates;
•	competition in our industry; and
•	regulatory developments in the United States and foreign countries.

We operate in a rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this report speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. However, we are registering the resale of up to 6,437,500 shares of our common stock that are issuable upon exercise of the Investor Warrants and the Agent Warrants.  If all of those warrants are exercised, we will receive gross proceeds of $7,403,125.  We intend to utilize any funds we might receive upon any exercise of Investor Warrants or Agent Warrants for general working capital.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

DILUTION

The selling shareholders are offering for resale common shares underlying the outstanding warrants. To the extent such warrants are exercised, the existing shareholders will experience dilution to their ownership interests in us.

DETERMINATION OF OFFERING PRICE
The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders include those issuable upon conversion of the Preferred Stock and upon exercise of warrants and 241,663 outstanding shares of common stock. For additional information regarding the issuances of the Preferred Stock, the warrants and the common stock, see "Private Placement of the Convertible Preferred Stock and Warrants" and "Private Placement of Common Stock" above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the convertible preferred shares and the warrants and as specified below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of the convertible preferred shares and the warrants, as of September 1, 2015, assuming conversion of all convertible Preferred Stock and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions and/or redemptions of the convertible Preferred Stock or exercises of the warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the holders of the convertible Preferred Stock and the warrants, this prospectus generally covers the resale of at least a number of shares of Common Stock equal to the sum of (i) 130% of the maximum number of shares of common stock issued and issuable pursuant to the convertible Preferred Stock as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, and (ii) the maximum number of shares of common stock issued and issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, all subject to adjustment as provided in the registration rights agreement and in each case without regard to any limitations on the issuance of shares of common stock pursuant to the terms of the convertible preferred shares or exercise of the warrants.  Because the conversion price of the convertible preferred shares and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible Preferred Stock and the warrants, a selling shareholder may not convert the convertible Preferred Stock or exercise the warrants, to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible Preferred Stock which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering
Sabby Healthcare Master Fund, Ltd. (1)	3,500,000 (2)	3,500,000	0	0
Sabby Volatility Warrant Master Fund, Ltd. (1)	1,750,000 (3)	1,750,000	0	0
Dafna Lifescience L.P. (4)	712,500(5)	712,500	0	0
Dafna Lifescience Market Neutral L.P. (4)	50,000(6)	50,000	0	0
Dafna Lifescience Select L.P. (4)	487,500(7)	487,500	0	0
Midtown Partners & Co., LLC (8)	75,000 (9)	75,000	0	0
John Clarke (10)	112,500 (11)	112,500	0	0
Joshua Berkowitz(12)	1,875,000(13)	1,875,000	0	0
Jeffrey D. Enslin(14)	1,250,000(15)	1,250,000	0	0
Marc D. Taub(16)	625,000(17)	625,000	0	0
James P. Martin(18)	625,000(19)	625,000	0	0
Harry and Risa Schessel(20)	250,000(21)	250,000	0	0
Bradley Wade Schessel 2009 Irrevocable Trust(22)	187,500(23)	187,500	0	0
Lauren Anna Schessel 2009 Irrevocable Trust(24)	187,500(25)	187,500	0	0
Paul B. Young(26)	625,000(27)	625,000	0	0
Harry Silver(28)	125,000(29)	125,000	0	0
Jeffrey N. Greenblatt(30)	250,000(31)	250,000	0	0
David Enzer(32)	16,666	16,666	0	0
TYLT Lab Partners I, LP(33)	283,166(39)	116,666	166,500	*
Michael Stone(34)	33,333	33,333	0	0
Pouya Mohajer(35)	16,666	16,666	0	0
Chris Potestio(36)	25,000	25,000	0	0
Douglas Edward Hansen(37)	16,666	16,666	0	0
KAHD Investments, LLC(38)	16,666	16,666	0	0

(1) The address of these entities is 10 Mountainview Road – Suite 205, Upper Saddle River, New Jersey 07458. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC.  Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities covered by the Form S-1 except to the extent of its pecuniary interest therein.
(2) Represents 1,750,000 shares issuable on conversion of Series B Preferred Stock and 1,750,000 shares issuable on exercise of Investor Warrants.
(3) Represents 875,000 shares issuable on conversion of Series B Preferred Stock, 875,000 shares issuable on exercise of Investor Warrants.
(4) The address of these entities is c/o Dafna Capital Management, LLC, 10990 Wilshire Blvd, Suite 1400, Los Angeles, CA 90024. Dafna Capital Management, LLC serves as the investment manager of Dafna Lifescience L.P., Dafna Lifescience Market Neutral L.P. and Dafna Lifescience Select  L.P. Nathan Fischel is the Chief Executive Officer and Fariba Ghodsian is the Chief Investment Officer of DAFNA Capital Management, LLC and they may be deemed to have shared voting and investment power with respect to the securities held by the DAFNA Funds.
(5) Represents 356,250 shares issuable on conversion of Series B Preferred Stock, 356,250 shares issuable on exercise of Investor Warrants.
(6) Represents 25,000 shares issuable on conversion of Series B Preferred Stock, 25,000 shares issuable on exercise of Investor Warrants.
(7) Represents 243,750 shares issuable on conversion of Series B Preferred Stock, 243,750 shares issuable on exercise of Investor Warrants.
(8)The address of this entity is 380 Lexington Avenue, Suite 3000, New York, NY 10022. John Clarke has voting and dispositive control over the securities held by Midtown Partners & Co., LLC.
(9) Represents 75,000 shares issuable on exercise of Agent Warrants.
(10)The address of this person is c/o Midtown Partners & Co., LLC, 380 Lexington Avenue, Suite 3000, New York, NY 10022.
(11) Represents 112,500 shares issuable on exercise of Agent Warrants.
(12) The address of this person is 1 Sutton Place South #7/8B, New York, NY 10022.
(13) Represents 937,500 shares issuable on conversion of Series B Preferred Stock, 937,500 shares issuable on exercise of Investor Warrants.
(14) The address of this person is 60 Riverside Blvd, Ph 3901, New York, NY 10069.
(15) Represents 625,000 shares issuable on conversion of Series B Preferred Stock, 625,000 shares issuable on exercise of Investor Warrants.
(16) The address of this person is 48 Harbor Park Drive, Port Washington, NY 11050.
(17) Represents 312,500 shares issuable on conversion of Series B Preferred Stock, 312,500 shares issuable on exercise of Investor Warrants.
(18) The address of this person is 1695 Meadow Beach Lane, Mattituck, NY 11952.
(19) Represents 312,500 shares issuable on conversion of Series B Preferred Stock, 312,500 shares issuable on exercise of Investor Warrants.
(20) The address of this person is 156 West 86th St, 12B, New York, NY 10024.
(21) Represents 125,000 shares issuable on conversion of Series B Preferred Stock, 125,000 shares issuable on exercise of Investor Warrants.
(22) The address of this person is 156 West 86th St, 12B, New York, NY 10024.
(23) Represents 93,750 shares issuable on conversion of Series B Preferred Stock, 93,750 shares issuable on exercise of Investor Warrants.
(24) The address of this person is 156 West 86th St, 12B, New York, NY 10024.
(25) Represents 93,750 shares issuable on conversion of Series B Preferred Stock, 93,750 shares issuable on exercise of Investor Warrants.
(26) The address of this person is 930 Fifth Ave., New York, NY 10021.
(27) Represents 312,500 shares issuable on conversion of Series B Preferred Stock, 312,500 shares issuable on exercise of Investor Warrants.
(28) The address of this person is 2323 E. Silver Palm Road, Boca Raton, FL 33432.
(29) Represents 62,500 shares issuable on conversion of Series B Preferred Stock, 62,500 shares issuable on exercise of Investor Warrants.
(30) The address of this person is 14 East 60th St., Suite 600, New York, NY 10022.
(31) Represents 125,000 shares issuable on conversion of Series B Preferred Stock, 125,000 shares issuable on exercise of Investor Warrants.
(32) The address of this person is 11150 Santa Monica Blvd, Suite 300, Los Angeles, CA 90025.
(33) The address of this person is 1158 26th St. Suite 325, Santa Monica, CA 90403. Rami Rostami and Gerard Casale are the Managing directors of TYLT Lab Partners I, LP  and share voting and dispositive control over the securities held by TYLT Lab Partners I, LP.
(34) The address of this person is 18 Ozone Avenue, Venice, CA 90291.
(35) The address of this person is 2700 Las Vegas Blvd. S. Unit 2709, Las Vegas, NV 89101.
(36) The address of this person is 2215 Cedar Springs Rd, Unit 1205, Dallas, TX 75201.
(37) The address of this person is 64511 Ocean Front Walk, Playa del Rey, CA 90293.
(38) The address of this person is 3900 Junius, Suite 615, Dallas, TX 75246. Dr. Chris Hebert has voting and dispositive control over the securities held by KAHD Investments, LLC.
(39) Includes 104,000 shares issuable on exercise of warrants to purchase shares of common stock.
* Less than 1%.

Material Relationship with Selling Stockholders

To our knowledge, except for Midtown Partners & Co., LLC, John Clarke, Harry Silver and TYLT Lab Partners I, LP, none of the selling stockholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
•	are broker-dealers or affiliated with broker-dealers.

Midtown Partners & Co., LLC is a registered broker-dealer and John Clarke is an officer of Midtown Partners & Co., LLC. Each of such persons received such warrants as compensation for investment banking services. Harry Silver and TYLT Lab Partners I, LP provide financial advisory services to us.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable upon conversion of the convertible Preferred Stock and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the convertible Preferred Stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible preferred shares or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $46,927 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s Articles of Incorporation, as amended, authorize us to issue 236,000,000 shares of Common Stock, par value $0.001 per share, of which 19,278,163 shares are issued and outstanding as of the date of this prospectus, and 20,000,000 shares of Preferred Stock, $0.001 par value per share, of which 5,000 shares are designated as Series B Preferred Stock and are issued and outstanding.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter, except for the removal of directors (which requires a 2/3 vote) with or without cause is to be the act of our stockholders. Our bylaws provide that a majority of the votes in person or by proxy entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of our stock, whether presently or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by our Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors. Our stockholders may similarly amend our by-laws by majority vote from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;
2.	33 1/3% or more but less than or equal to 50%; or
3.	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 stockholders or 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of September 15, 2015, we had approximately 62 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10% or more of the earning power or net income of the corporation.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 20,000,000 shares of Preferred Stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.

Series A Preferred Stock

On April 1, 2015, the Company filed a Certificate of Designation in connection with a private placement that authorized the issuance of up to one million (1,000,000) shares of a new series designated “Series A Preferred Stock,” and established the rights, preferences and limitations thereof. Each share of Series A Preferred Stock has a par value of $0.001 per share, liquidation preferences and automatic conversion to common stock in conjunction with the next round of equity financing or six months after the Series A closing date, whichever is sooner. In that private placement, we sold an aggregate of 580,000 shares of our Series A preferred stock for gross proceeds to us of $1,450,000. Immediately prior to the consummation of the private placement of Series B Preferred Stock as described below, all of the issued and outstanding shares of Series A preferred stock automatically converted into 1,812,500 shares of Common Stock.

Series B Preferred Stock

On August 19, 2015, the Company filed a Certificate of Designation in connection with a private placement that authorized the issuance of up to five thousand (5,000) shares of a new series designated “Series B Convertible Preferred Stock,” and established the rights, preferences and limitations thereof. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000. In that private placement, we sold an aggregate of 5,000 shares of our Series B convertible preferred stock, par value $0.001 per share (“Preferred Stock”) for gross proceeds to us of $5,000,000. Each share of the Preferred Stock is convertible into 1,250 shares of our common stock (“Common Stock”) which results in an effective conversion price of $0.80 per share. The Preferred Stock has no dividend rights. If dividends are declared on the Common Stock, the holders of the Preferred Stock shall be entitled to participate in such dividends on an as-converted-to-common stock basis. The Preferred Stock also includes customary provisions such as anti-dilution protection, rights upon a fundamental transaction, adjustments for dividends, purchase rights and negative and affirmative covenants.  Subject to certain trigger events occurring, the holders have the right to force the Company to redeem the shares of Preferred Stock at a price per Preferred Share equal to the greater of (A) 115% of the conversion amount and (B) the product of (1) the conversion rate in effect at such time and (2) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice of redemption. Subject to certain conditions being met, the Company has the right to force conversion of the Preferred Stock into shares of common stock if on each trading day over a 20 trading day period the volume weighted average price of the Company’s Common Stock exceeds 200% of the applicable conversion price and the daily trading volume exceeds 200,000 shares.

Warrants

As of November 16 , 2015, we had a total of 10,759,500 issued and outstanding warrants, which consisted of the following:

On July 17, 2012, we issued warrants to purchase up to 3,000,000 shares of our common stock to our founders and two advisors in consideration for services provided in the start-up of operations. The warrants are exercisable at a price of $1.00 per share and expire on June 20, 2023.
In June 2014, we issued warrants to investors to purchase up to 450,000 shares of common stock with an exercise price of $1.00 per share that expire in June 2020.
In August 2014, we issued warrants to investors to purchase up to 550,000 shares of common stock with an exercise price of $1.00 per share that expire in August 2020.
In April 2015, we issued warrants to investors to purchase up to 50,000 shares of common stock with an exercise price of $5.00 per that expire in April 2020.
In April 2015, we issued warrants to a service provider to purchase up to 90,000 shares of common stock with an exercise price of $2.50 per share with a term of five years.

In April 2015, we issued warrants to one of our investors to purchase 100,000 shares of common stock with an exercise price of $5.00 per share with a term of ten years.
In April 2015, we issued to a former service provider in exchange for payment of its outstanding invoice warrants to purchase 6,000 shares of common stock with an exercise price of $2.50 per share.

In May 2015, we issued warrants to investors to purchase up to 30,000 shares of common stock with an exercise price of $5.00 per that expire in May 2020.
In June 2015, we issued to a service provider in exchange for consulting services warrants that vest immediately to purchase 10,000 shares of common stock with an exercise price of $5.00 per share with a term of five years.

In July 2015, we issued warrants to investors to purchase up to 36,000 shares of common stock with an exercise price of $5.00 per that expire in July 2020.
On August 20, 2015, we issued warrants to investors to purchase up to 6,250,000 shares of common stock with an exercise price of $1.15 per that expire in August 2020.

On August 25, 2015, we issued to the Placement Agent warrants to purchase up to 187,500 shares of common stock with an exercise price of $1.15 per that expire in August 2020.

Options

As of November 16, 2015 , we had a total of 1,180,000 options outstanding, all of which were issued under our 2014 Omnibus Incentive Plan. See “Market for Common Equity and Related Stockholder Matters – Equity Compensation Plan Information.”

Change in Control

Except for the Nevada revised Statues described above, there are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable

INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

DESCRIPTION OF BUSINESS

History

The Company was incorporated in the State of Nevada on March 16, 2011, as Load Guard Transportation, Inc., and changed its name to Load Guard Logistics, Inc. on November 6, 2012.  The Company incorporated a wholly owned subsidiary in the State of Florida on March 18, 2011, called LGT, Inc. (“LGT”).

On October 31, 2014, the Company closed a reverse merger transaction (the “Merger”) pursuant to which the Company became the 100% parent of our subsidiary Nemus (“Nemus Sub”) and assumed the operations of Nemus Sub. On November 3, 2014, the Company changed its name to Nemus Bioscience, Inc. by merging with Nemus Bioscience, Inc., a subsidiary of the Company.

On October 31, 2014, the Company entered into an Assignment and Assumption Agreement with LGT, pursuant to which the Company transferred all of its assets and liabilities to LGT immediately prior to the consummation of the Merger.

On October 31, 2014, the Company entered into a Share Repurchase and Cancellation Agreement with LGT, Yosbani Mendez and Francisco Mendez, pursuant to which the Company repurchased 5,431,460 shares of its common stock (the "Repurchased Shares") from Yosbani Mendez and Francisco Mendez for a repurchase price of all of the issued and outstanding shares of LGT.  Upon the repurchase, the Company cancelled all of the Repurchased Shares.

Prior to the Merger, we were a transportation and logistics company engaged primarily in hauling truckload shipments of general commodities in both interstate and intrastate commerce (“Former Business”).  Nemus Sub was incorporated in the State of California on July 17, 2012.

Business Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabinoid-based therapeutics through our partnership with the University of Mississippi, or UM.  UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts containing cannabinoid molecules.  We are currently UM's sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids, and the success of this partnership will depend on the successful navigation of the complex regulatory framework for the cultivation and handling of cannabis in the United States.

Our Strategic Partnership

In July 2013, we entered into a Memorandum of Understanding, or MOU, with UM to engage in joint research activities including extracting, manipulating, and studying cannabis in every form to develop intellectual property with the intention to create and commercialize therapeutic medicines. The MOU provides that we own all intellectual property developed solely by our employees and will jointly own all intellectual property developed jointly between Nemus Sub and UM employees. The term of the agreement is five years and the parties agree to enter into separate research agreements upon the identification of patentable technologies. The agreement may be terminated by either party with three months written notice to the other party.

On May 15, 2014, we entered into an option agreement in which UM granted us a three-month option for conducting due diligence to exclusively license a suppository dosage form containing Dronabinol Hemisuccinate and other esters.

As a result of our due diligence, on September 29, 2014, we entered into three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM5050, a pro-drug formulation of tetrahydrocannabinol, or THC, for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM1250, a bio-adhesive hot-melt extruded film for topical and mucosal adhesion application and drug delivery. Data from UM supports the delivery of the pro-drug through absorptive routes other than the gastrointestinal tract, which we believe helps mitigate the issue of first-pass metabolism by the liver, enhancing drug bioavailability and adding to the predictability of the pharmacokinetics. Further, we have an option for the rights to use UM5050 for delivery by other means not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds which is renewable every six months and we have continued to renew.
We paid UM upfront license fees under each of the three license agreements. Under each of the three license agreements, we are also responsible for annual maintenance fees that will be credited against royalties in the current fiscal year, contingent milestone payments upon achievement of development and regulatory milestones and royalties on net sales of licensed products sold for commercial use.  The aggregate milestone payments under the license agreements if the milestones are achieved is $2.1 million and the potential royalty percentage is in the high-single digits. We must also pay to UM a portion of all licensing fees we receive from any sublicensees, subject to a minimum royalty on net sales by such sublicensees. Our royalty obligations apply on a country by country and licensed product by licensed product basis, and end upon the later of the date that no valid claim of a licensed patent covers a licensed product in a given country, or ten years after first commercial sale of such licensed product in such country.
Each of the three licenses continue, unless terminated, until the later of the expiration of the last to expire of the patents or patent applications within the relevant licensed technology or expiration of our payment obligations under the license. UM may terminate the applicable license agreement, effective with the giving of notice, if: (a) we fail to pay any material amount payable to UM under the relevant license agreement and do not cure such failure within 60 days after UM notifies us of such failure, (b) we materially breach any covenant, representation or warranty in the relevant license agreement and do not cure such breach within 60 days after UM notifies us of such breach, (c) we fail to comply in any material respect with the terms of the relevant license and do not cure such noncompliance within 60 days after UM notifies us of such failure, (d) we are subject to a bankruptcy event, (e) we dissolve or cease operations or (f) if after the first commercial sale of a product during the term of the relevant license agreement, we materially fail to make reasonable efforts to commercialize at least one product or fail to keep at least one product on the market after the first commercial sale for a continuous period of 1 year, other than for reasons outside our control. We may terminate each license agreement with sixty days written notice to UM.

On July 1, 2014, we entered into three additional option agreements in which UM granted us three-month exclusive options for conducting due diligence on the following three cannabinoid presentations for the purposes of U.S. Food and Drug Administration, or FDA, approval and commercialization:

1)	UM 1490 – transmucosal delivery of cannabinoids;
2)	UM 5070 – treatment for methicillin-resistantStaphylococcus aureus, or MRSA, infections; and
3)	UM 8790 – ocular delivery of cannabinoids.

In March of 2015, in lieu of a license agreement, the Company entered into a research agreement with UM to begin studies concerning the medical utility of cannabinoids as anti-infective therapeutics for MRSA.  The fee payable to UM under the agreement is based on the achievement of certain milestones in the project. The Company recognized $152,288 and $232,862 of research and development expense for the three and  nine months ending September 30, 2015 which represents work completed to date under this contract.  The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.

In July of 2015, the Company entered into a research agreement with UM to begin studies concerning research and development of cannabidiol (CBD) formulations.  The fee payable to UM is based on the achievement of certain milestones in the project.  The agreement also grants an exclusive option to license the technology from the University within one hundred and eighty days from the commencement of the agreement. Either party may terminate the agreement with thirty days written notice.

In September of 2015, the Company entered into a research agreement with UM to advance Nemus’ proprietary cannabinoid-based glaucoma treatment into an optimized once-daily treatment formulation.  The fee payable to UM is based on the achievement of certain milestones in the project.  The agreement also grants an exclusive option to license the technology from the University within one hundred and eighty days from the commencement of the agreement. Either party may terminate the agreement with thirty days written notice.

Our Product Candidates

Cannabinoids are a class of chemically diverse compounds that are extracted from the cannabis plant. These cannabis-derived compounds express their physiological response by binding to specific cannabinoid receptors (CB1 and CB2), which are found throughout the body. Some cannabinoids have been noted to exert multiple effects on the human body, including but not limited to:  impacting the immune response, nervous system function and repair, gastrointestinal maintenance and motility, motor function in muscles, pancreatic functionality and blood sugar regulation, and integrity of function in the eye, including the optic nerve.  Cannabis and specific cannabinoids have been studied widely, with published data demonstrating the efficacy of these compounds in treating many disorders or alleviating disease-associated symptoms.

We are focused on the development of early stage cannabinoid product candidates. Specifically, UM's  research to date has indicated that proprietary cannabinoid chemistry coupled with the innovative, alternative delivery methods, such as ocular, transmucosal and trans-rectal delivery, could have beneficial effects across a spectrum of diseases, including these primary targets:

•	Glaucoma and other optic nerve-related disorders;
•	Conditions associated with muscle spasticity;
•	Anxiety;
•	Epilepsy; and
•	Anti-infective activity directed against MRSA.

The following table summarizes certain information regarding our cannabinoid product candidates:

Product Candidate	Indication	Development Status
NB1111	Glaucoma	Preclinical
NB2221	Multiple Sclerosis; Spasticity	Research
NB31R1	MRSA	Research
NB23R1	Epilepsy	Research
NB51R1	Anxiety	Research

Glaucoma is an ocular neuropathy associated with the initiation of programmed cell death, known as apoptosis, of the retinal ganglion cells, or RGCs, of the optic nerve, resulting in progressive and irreversible loss of vision.  Intraocular pressure, or IOP, has been identified as an important risk factor in the pathogenesis of this disease.  Elevated IOP can lead to damage of RGC axons through vascular ischemia by compromising blood flow to the cells, and physical crush injury as the elevated ocular pressure compresses these delicate cells.  Cannabinoid receptors are highly concentrated in the eye, especially in organs of the anterior compartment that helps regulate IOP, and the posterior compartment in the area of the retina and optic nerve.  Stimulation of cannabinoid receptors by THC has been previously shown to lower IOP in both animal and human studies.

Our lead compound is NB1111, a prodrug of THC.  The molecule has been formulated to make the usually lipophilic THC, more hydrophilic, allowing for easier transport across membranes. In 2013 and 2014, UM conducted studies of the formulation in the rabbit ocular model which showed that the molecule was able to penetrate all chambers of the eye which could potentially broaden therapeutic indications in diseases of the eye that affect the retina and optic nerve, such as macular degeneration or diabetic retinopathy.   These studies also revealed that the formulation was able to achieve potentially therapeutic concentrations in the anterior compartment, vitreous humor, and posterior compartment of the normal rabbit eye, which is very similar to the human eye in anatomy and physiology.  The rabbit ocular model is an accepted animal model for regulatory agencies when considering a candidate drug for human testing and this data will be submitted as part of the investigational new drug portfolio to the FDA.

Additional studies using an alpha-chymotrypsin induced glaucoma model in rabbits were performed by UM in 2013 and 2014 under a grant from the National Institutes of Health, or NIH. Those studies showed that NB1111 was able to reduce IOP by 45% to 50%.  Reduction in IOP was successful in an almost linear dose-responsive manner, with greater decline in IOP associated with higher dosage concentration. The decline in IOP observed in the rabbit model correlated to historical human data when patients were exposed to systemically administered THC via inhalational methods. The human studies were conducted by the NIH and the U.S. Army in the 1970’s where glaucoma patients for the NIH study and normal volunteers for the U.S. Army study were exposed to THC by smoking marijuana.  Patients tested by the NIH exhibited a decline in IOP ranging from 35% to as high as 65%, correlated to the amount of THC in the plasma.  Normal volunteers in the U.S. Army study also showed a decrease in IOP of 10% to 20%. While THC from smoking marijuana was able to reduce IOP in humans, the effect was short lived given the short half-life of the THC molecule. The half-life of the pro-drug used in the rabbit glaucoma model was longer, but still pointed to the need to formulate the pro-drug in a way to lengthen the half-life that would be consistent with once-daily dosing of a marketed product. Newer studies examining a formulation of the pro-drug expected to enhance the half-life of the drug, will also be conducted by the UM, with initial data expected in late 2015.

We are working to enhance the half-life of NB1111. We intend to submit the compound to further testing in a nanoparticle delivery system to prolong the drug’s biologic half-life and plan subsequent pre-clinical animal testing in rabbits and canines. We expect these preclinical studies will be conducted by UM starting in late 2015 and continue through 2016.

Upon completion of the preclinical animal studies, associated toxicology, and absorption, distribution, metabolism, excretion, or ADME, studies, we intend to submit a regulatory package to the FDA.   If an IND is approved by the FDA in late 2016, we plan to undertake human testing in 2017.  We anticipate petitioning the FDA to have the first human studies be conducted in patients with glaucoma (Phase 2a) in a traditional dose-ranging study that will also collect safety data and assess which dosages best balance efficacy and safety. Historically, phase 2 studies in glaucoma are conducted over 28-days and patients place the test compound in one eye and the reference comparator in the other eye, thereby acting as their own controls.  Given that IOP data is objectively measured, we will decide whether to conduct a subsequent Phase 2b study or go directly to a larger Phase 3 clinical trial based on the quality of the data collected in the Phase 2a and the guidance mandated by FDA.  At this time, we expect the formulation used to be eye drops, ideally administered once-daily.

Cannabinoids have also been shown to possess anti-infective activity against a variety of microbial species.  We entered into a research agreement with UM in 2015 and are testing a variety of cannabinoids is various strengths, combinations, and delivery mechanisms against a series of MRSA species found in the community, health-care settings, and multiple geographies.  We plan to seek intellectual property protection for any proprietary findings from these experiments.

Our Competitive Strengths

Cannabis is subject to strict regulation in the United States.  Cannabis is classified by the U.S. Drug Enforcement Administration, or DEA, as a Schedule I substance, which means that, under federal law, it has no established medicinal use and may not be marketed or sold in the United States.  In addition, the United States is a party to the Single Convention on Narcotic Drugs, which imposes certain requirements and restrictions on member parties with respect to the cultivation and wholesale trade in cannabis.  Since 1968, UM has held the only contract with the Federal Government to cultivate cannabis on its behalf for research purposes, and holds the requisite DEA registrations authorizing it to engage in that activity.  The contract, which is open for competitive bidding at periodic intervals, is administered by the National Institute on Drug Abuse, or NIDA, an agency within the National Institutes of Health.  UM is engaged in a competitive bidding process for the next contract interval and was awarded the contract in 2015.  As the sole contract holder since 1968, UM has developed significant expertise in extraction, separation, processing and manufacture of cannabinoids.  UM has also engaged in the cultivation of cannabis and the extraction of cannabinoids for purposes of developing drug product candidates apart from its role as NIDA contractor.  We have entered into commercial and research agreements with UM and view this collaborative association as a significant strategic advantage in the marketplace.

The only cannabinoid products that are currently approved as drugs in the United States and, to our knowledge, all cannabinoid products in late-stage development, are orally-delivered. Cannabinoids, when ingested orally, are subject to significant first pass metabolism by the liver and potential drug-drug interactions, resulting in very high patient-to-patient variation in bioavailability which can compromise both efficacy and safety.  This has been repeatedly published in the literature and in product labeling by regulatory agencies worldwide.  These independent assessments correlate with highly variable response rates and safety profiles which, in some cases, have been deemed to have marginal clinical utility.

We have licensed from UM the rights to a pro-drug formulation of THC.   Data from UM supports the delivery of the pro-drug through absorptive routes other than the gastrointestinal tract, which we believe may help mitigate the issue of first-pass metabolism by the liver, enhancing drug bioavailability. The three licenses are for delivery of this proprietary formulation through ocular, transmucosal and trans-rectal delivery.

We are also working with UM and other parties on methods to formulate and deliver a variety of other pharmaceutical-grade cannabinoids to better manage symptoms and/or treat diseases.

Our Business Strategy

Our goal is to become the premier developer of prescription cannabinoid-based medicines for global markets with significant unmet medical needs. Our current operating strategy includes:

•	selection of potential clinical targets based on internal and external published data, access to appropriate cannabinoids, and the impact of both developmental and market conditions;
•	prioritization of product candidates based on associated target indications;
•	utilization, where feasible, of both naturally-derived drug prototypes leading to synthetically produced cannabinoids for commercialization;
•	development and execution of an intellectual property strategy;
•	development and advancement of our current product pipeline;
•	outsourcing services, such as use of Clinical Research Organizations, or CROs, and contract manufacturers for the active pharmaceutical ingredient, or API, where possible and appropriate;
•	obtaining necessary DEA registrations;
•	obtaining regulatory approval from the FDA and European Medicines Agency, or EMA, for product candidates;
•	research and development of additional target indications for cannabinoid product candidates; and
•	partnering, out-licensing, or selling approved products, if any, to optimize Company efficiencies to bring state-of-the-art therapeutics to patients.

Sales and Marketing

We have not established a sales, marketing or product distribution infrastructure because our lead candidates are still in discovery or preclinical development. If and when we obtain approval to market any of our product candidates, we will evaluate what we believe to be the optimal commercialization path for the company, the respective product candidate, and patients. Commercialization paths may include licensing, selling, or partnering with other commercial partners.  We may also choose to build a commercial sales and marketing team for some or all of our product candidates.

Manufacturing

We have entered into a lease agreement on a laboratory at UM.  The laboratory is in the process of being prepared for development work and is designed to comply with applicable regulatory requirements, including those of the DEA, FDA, and Occupational Safety and Health Administration, or OSHA.  We expect that the site will primarily focus on therapeutic discovery and development work.

We do not own or operate, and currently have no plans to establish, any manufacturing facilities for final manufacture. We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical and clinical testing, as well as for commercial manufacture of any products that we may commercialize. We do not currently have any long-term supply commitments or other arrangements in place, and may obtain our supplies from a manufacturer on a purchase order basis or through a formal supply agreement. For all of our product candidates, we aim to identify and qualify manufacturers to provide the API and fill-and-finish services prior to submission of a new drug application, or NDA, to the FDA. We expect to continue to develop drug candidates that can be produced cost-effectively at contract manufacturing facilities.

One component of any manufacturing process will be to develop highly purified synthetically manufactured drug product for commercial use.  Natural cannabis is one potential source of the cannabinoid core material for prototype molecular development and/or proof of concept studies for research purposes.  We believe we can work with our partners at UM and others to perfect the manufacture of synthetic cannabinoids, as these could be required for marketing approval by territory regulatory agencies.

Intellectual Property

The success of most of our product candidates will depend in large part on our ability to:

●	obtain and maintain patent and other legal protections for the proprietary technology, inventions and improvements we consider important to our business;
●	prosecute our patent applications and defend any issued patents we obtain;
●	preserve the confidentiality of our trade secrets; and
●	operate without infringing the patents and proprietary rights of third parties.

We intend to continue to seek appropriate patent protection for certain of our product candidates, drug delivery systems, molecular modifications, as well as other proprietary technologies and their uses by filing patent applications in the United States and other selected global territories. We intend for these patent applications to cover, where possible, claims for medical uses, processes for isolation and preparation, processes for delivery and formulations.

As of date of this prospectus, we have licensed from UM two U.S. patents as well as a foreign counterpart in Japan. The patent that we license for ocular, oral and rectal delivery covers composition of matter and preparation of delta-9 THC amino acid esters and their methods of use and the additional patent that we license for oral delivery covers a hot-melt extruded film for topical and mucosal adhesion applications and drug delivery and process for preparation thereof. These patents are expected to expire at 2029 and 2020, respectively.  Under our license agreements, UM retains ownership over the licensed patents and retain control over the maintenance and prosecution of the licensed patents and patent applications. In addition to those licenses, we have one trademark application pending in the United States for Nemus Bioscience, Inc. We also rely upon unpatented trade secrets and know-how and continuing technological innovation to develop and maintain our proprietary and intellectual property position. We seek to protect our proprietary information, in part, using confidentiality agreements with our collaborators, scientific advisors, employees and consultants, and invention assignment agreements with our employees and selected consultants, scientific advisors and collaborators. The confidentiality agreements are designed to protect our proprietary information and, in the case of agreements or clauses requiring invention assignment, to grant us ownership of technologies that are developed through a relationship with a third-party.

Competition

Our industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. We face potential competition from many different sources, such as pharmaceutical companies, including generic drug companies, biotechnology companies, drug delivery companies and academic and research institutions. Many of our potential competitors have substantially greater financial, scientific, technical, intellectual property, regulatory and human resources than we do, and greater experience than we do commercializing products and developing product candidates, including obtaining FDA and other regulatory approvals for product candidates. Consequently, our competitors may develop products for indications we pursue that are more effective, better tolerated, more widely-prescribed or accepted, more useful and less costly, and they may also be more successful in manufacturing and marketing their products. We also face competition from third parties in recruiting and retaining qualified personnel, establishing clinical trial sites and enrolling patients for clinical trials and in identifying and acquiring or in-licensing new products and product candidates.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources. A failure to comply with such laws and regulations or prevail in any enforcement action or litigation related to noncompliance could have a material adverse impact on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Regulation of Cannabis and Cannabinoids

DEA Regulation

Cannabis and cannabinoids are regulated as "controlled substances" as defined in the Controlled Substances Act of 1970, or CSA, which establishes registration, security, recordkeeping, reporting, storage, distribution and other requirements administered by the DEA. The DEA is concerned with the control of handlers of controlled substances, and with the equipment and raw materials used in their manufacture and packaging, in order to prevent loss and diversion into illicit channels of commerce.

The DEA regulates controlled substances as Schedule I, II, III, IV or V substances. Schedule I substances by definition have no established medicinal use, and may not be marketed or sold in the United States. A pharmaceutical product may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest risk of abuse and Schedule V substances the lowest relative risk of abuse among such substances.  Cannabis is listed by the DEA as a Schedule I controlled substance under the CSA. Consequently, its manufacture, shipment, storage, sale and use is subject to a high degree of regulation. Annual registration is required for any facility that manufactures, distributes, dispenses, imports or exports any controlled substance. The registration is specific to the particular location, activity and controlled substance schedule. For example, separate registrations are needed for import and manufacturing, and each registration will specify which schedules of controlled substances are authorized.

The DEA typically inspects a facility to review its security measures prior to issuing a registration. Security requirements vary by controlled substance schedule, with the most stringent requirements applying to Schedule I and Schedule II substances. Required security measures include background checks on employees and physical control of inventory through measures such as cages, surveillance cameras and inventory reconciliations. The registered entity must maintain records for the handling of all controlled substances, and must make periodic reports to the DEA.  These include, for example, distribution reports for Schedule I and II controlled substances, Schedule III substances that are narcotics, and other designated substances. The registered entity must also report thefts or losses of any controlled substance, and obtain authorization to destroy any controlled substance. In addition, special authorization and notification requirements apply to imports and exports.

In addition, a DEA quota system controls and limits the availability and production of controlled substances in Schedule I or II. Distributions of any Schedule I or II controlled substance must also be accompanied by special order forms, with copies provided to the DEA. The DEA may adjust aggregate production quotas and individual production and procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments. To meet its responsibilities, the DEA conducts periodic inspections of registered establishments that handle controlled substances.  In the event of non-compliance, the DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

We have not yet applied for or been granted any DEA controlled substance registrations, but we are taking steps to ready our UM-based laboratory for compliance with the regulatory requirements for registration.  We believe that UM's knowledge in this area will beneficial to us as we prepare to apply for registrations.

State Regulation

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State Authorities, including Boards of Pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on our business, operations and financial condition.

The Single Convention on Narcotic Drugs 1961

Many countries, including the United States, are parties to the 1961 Single Convention on Narcotic Drugs, or the Single Convention, which is an international treaty that governs international trade and domestic control of narcotic substances, including cannabis and cannabis extracts.  The Single Convention requires all parties to take measures to limit the production, manufacture, export, import, distribution of, trade in, and use and possession of cannabis exclusively to medical and scientific purposes.  In particular, the Single Convention requires member countries to establish a government agency to oversee the cultivation of marijuana and establish a monopoly on the wholesale trade of marijuana, and it provides that this role must be filled by a single government agency if the member country's constitution permits.

Party members, including the United States, may interpret and implement their treaty obligations in a way that restricts our ability to develop and obtain marketing approval for our product candidates in accordance with our current plans and partnership with UM.  To date, no natural cannabis or cannabis-derived product has obtained marketing approval in the United States.

NIDA

Pursuant to the Single Convention, NIDA oversees the cultivation of research-grade cannabis for medicinal research on behalf of the United States Government.  NIDA has historically fulfilled this obligation through a contract that it administers with UM.  UM has been the sole NIDA contractor to grow cannabis for research purposes since 1968.  The contract is open for competitive bidding at periodic intervals.  Since 1999, the term of the contract has been five years.  UM engaged in a competitive bidding process for the next contract interval and was awarded the contract in 2015.  Under the NIDA contract, UM grows, harvests, stores, ships and analyzes cannabis of different varieties, as NIDA requires.

To obtain cannabis from NIDA for research purposes, researchers must submit a request package that includes, among other things, the name and quantity of substances being requested and a detailed research proposal.  Research proposals undergo an interdisciplinary review process administered by the Public Health Service, or PHS.  If the researcher satisfies the review and other criteria established by PHS, the researcher will be eligible to receive cannabis at cost through NIDA.  NIDA makes the cannabis available to researchers through its contract with UM.  To receive cannabis through NIDA, the researcher must have all appropriate DEA registrations.  In addition, if the research involves clinical trials in humans, the protocol for the study must be authorized by FDA under an active investigational new drug, or IND, application.

UM has represented that it also grows cannabis for purposes of researching cannabis extracts, and has in the past grown cannabis, purified cannabis extracts, and distributed extracts for purposes of developing product candidates, separate and apart from its contract with NIDA.  UM has indicated that it conducted these activities pursuant to separate registrations from DEA and that it plans to seek the necessary additional DEA registrations to conduct the contemplated activities in connection with our partnership, in compliance with applicable law and the United States' obligations under the Single Convention.  However, there is a risk that regulatory authorities may disagree and decline to authorize us or UM to engage in these activities, or require us and UM to utilize NIDA cannabis for the development of our product candidates.

U.S. Food and Drug Administration

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject us to a variety of administrative or judicial sanctions, such as the FDA's refusal to approve pending NDAs, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with good laboratory practice, or GLP, regulations;
•	submission to the FDA of an IND, which must become effective before human clinical trials may begin;
•	approval by an independent institutional review board, or IRB, at each clinical site before each trial may be initiated;
•
performance of adequate and well-controlled human clinical trials in accordance with good clinical practice, or GCP, requirements to establish the safety and efficacy of the proposed drug for each indication;

•	submission of an NDA to the FDA;
•
satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with current good manufacturing practices, or cGMP, requirements and to assure that the facilities, methods and controls are adequate to preserve the drug's identity, strength, quality and purity; and

•	FDA review and approval of the NDA.

Preclinical Studies

Preclinical studies include laboratory evaluation of product chemistry, toxicity and formulation, as well as animal studies to assess potential safety and efficacy. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data and any available clinical data or literature, among other things, to the FDA as part of an IND. Some preclinical testing may continue even after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA unless, before that time, the FDA raises concerns or questions related to one or more proposed clinical trials and places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

Clinical Trials

Clinical trials involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent in writing for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB at each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution. Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on their www.clinicaltrials.gov website.

Human clinical trials are typically conducted in three sequential phases, which may overlap or be combined:

•
Phase 1: The drug is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness.

•
Phase 2: The drug is administered to a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

•
Phase 3: The drug is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB's requirements or if the drug has been associated with unexpected serious harm to patients.

Marketing Approval

Assuming successful completion of the required clinical testing, the results of the preclinical and clinical studies, together with detailed information relating to the product's chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the product for one or more indications. In most cases, the submission of an NDA is subject to a substantial application user fee. Under the Prescription Drug User Fee Act, or PDUFA, guidelines that are currently in effect, the FDA has a goal of ten months from the date of "filing" of a standard NDA for a new molecular entity to review and act on the submission. This review typically takes at least twelve months from the date the NDA is submitted to FDA because the FDA has approximately two months to make a "filing" decision.  However, if issues arise during the review, FDA may request additional information and the review period may be extended to permit the applicant to provide and FDA to review that information which may significantly extend this time period.

In addition, under the Pediatric Research Equity Act of 2003, or PREA, as amended and reauthorized, certain NDAs or supplements to an NDA must contain data that are adequate to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements.

The FDA also may require submission of a risk evaluation and mitigation strategy, or REMS, plan to ensure that the benefits of the drug outweigh its risks. The REMS plan could include medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk minimization tools.

The FDA conducts a preliminary review of all NDAs within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product's continued safety, quality and purity.

The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP requirements.

The testing and approval process for an NDA requires substantial time, effort and financial resources, and each may take several years to complete. Data obtained from preclinical and clinical testing are not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis, or at all.

After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical or preclinical testing in order for FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA's satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. For some products, such as our product candidates, an additional step of DEA review and scheduling is required.

Post-Approval Requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product's safety and effectiveness after commercialization.

In addition, drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and state agencies, and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance.

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program.
Other potential consequences include, among other things:
•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
•	fines, warning letters or holds on post-approval clinical trials;
•	refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product license approvals;
•	product seizure or detention, or refusal to permit the import or export of products; or
•	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

In addition, the distribution of prescription pharmaceutical products is subject to the Prescription Drug Marketing Act, or PDMA, which regulates the distribution of drugs and drug samples at the federal level, and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution.

Exclusivity and Approval of Competing Products

Hatch Waxman Patent Exclusivity

In seeking approval for a drug through an NDA, applicants are required to list with the FDA each patent with claims that cover the applicant's product or a method of using the product. Upon approval of a drug, each of the patents listed in the application for the drug is then published in the FDA's Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential competitors in support of approval of an abbreviated new drug application, or ANDA, or 505(b)(2) NDA. Generally, an ANDA provides for marketing of a drug product that has the same active ingredients in the same strengths, dosage form and route of administration as the listed drug and has been shown to be bioequivalent through in vitro or in vivo testing or otherwise to the listed drug. ANDA applicants are not required to conduct or submit results of preclinical or clinical tests to prove the safety or effectiveness of their drug product, other than the requirement for bioequivalence testing. Drugs approved in this way are commonly referred to as ''generic equivalents'' to the listed drug, and can often be substituted by pharmacists under prescriptions written for the original listed drug. 505(b)(2) NDAs generally are submitted for changes to a previously approved drug product, such as a new dosage form or indication.

The ANDA or 505(b)(2) NDA applicant is required to certify to the FDA concerning any patents listed for the approved product in the FDA's Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval. Specifically, the applicant must certify with respect to each patent that:

•	the required patent information has not been filed;
•	the listed patent has expired;
•	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or
•	the listed patent is invalid, unenforceable or will not be infringed by the new product.

Generally, the ANDA or 505(b)(2) NDA cannot be approved until all listed patents have expired, except when the ANDA or 505(b)(2) NDA applicant challenges a listed drug. A certification that the proposed product will not infringe the already approved product's listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicate that it is not seeking approval of a patented method of use, the ANDA or 505(b)(2) NDA application will not be approved until all the listed patents claiming the referenced product have expired.

If the ANDA or 505(b)(2) NDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the application has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of notice of the Paragraph IV certification automatically prevents the FDA from approving the ANDA or 505(b)(2) NDA until the earlier of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the ANDA applicant.

Hatch Waxman Non-Patent Exclusivity

In addition to patent issues, market and data exclusivity provisions under the FDCA can delay the submission or the approval of certain applications for competing products. The FDCA provides a five-year period of non-patent data exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the activity of the drug substance.  During the exclusivity period, the FDA may not accept for review an ANDA or a 505(b)(2) NDA submitted by another company that references the previously approved drug. However, an ANDA or 505(b)(2) NDA may be submitted after four years if it contains a Paragraph IV certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA, or supplement to an existing NDA or 505(b)(2) NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant, are deemed by the FDA to be essential to the approval of the application or supplement. Three year exclusivity may be awarded for changes to a previously approved drug product, such as new indications, dosages, strengths or dosage forms of an existing drug. This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and, as a general matter, does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for other versions of drug. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a disease or condition that affects populations of fewer than 200,000 individuals in the United States or, if it affects more than 200,000 individuals in the United States, there is no reasonable expectation that the cost of developing and making a drug product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan designation must be requested before submitting an NDA.  Orphan designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity or inability to manufacture the product in sufficient quantities.  The designation of such drug also entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. Competitors, however, may receive approval of different products for the same  indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication than that for which the orphan product has exclusivity.

Federal and State Fraud and Abuse and Data Privacy and Security Laws and Regulations

In addition to FDA restrictions on marketing of pharmaceutical products, federal and state fraud and abuse laws restrict business practices in the pharmaceutical industry. These laws include anti-kickback and false claims laws and regulations as well as data privacy and security laws and regulations.

The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for purchasing, leasing, ordering, or arranging for or recommending the purchase, lease, or order of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The term "remuneration" has been broadly interpreted to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exemptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases, or recommendations may be subject to scrutiny if they do not meet the requirements of a statutory or regulatory exception or safe harbor. Several courts have interpreted the statute's intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

The federal False Claims Act prohibits any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. A claim includes "any request or demand" for money or property presented to the U.S. government. A violation of the federal Anti-Kickback Statute also constitutes a false or fraudulent claim for purposes of the civil False Claims Act.
Several pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies' marketing of products for unapproved, and thus non-covered, uses. In addition, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, also created federal criminal statutes that prohibit knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third party payors and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Pharmaceutical companies are also subject to the civil monetary penalties statute, which imposes penalties against any person who is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians and other health care providers. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the ACA, signed into law on March 2010, created new federal requirements for reporting, by applicable manufacturers of covered drugs, payments and other transfers of value to physicians and teaching hospitals. Applicable manufacturers are also required to report annually to the government certain ownership and investment interests held by physicians and their immediate family members. In addition, certain states require implementation of commercial compliance programs and compliance with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, impose restrictions on marketing practices, and/or tracking and reporting of gifts, compensation and other remuneration or items of value provided to physicians and other health care professionals and entities.

We may also be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA's privacy and security standards directly applicable to "business associates," defined as independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney's fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same requirements, thus complicating compliance efforts.

To the extent that any of our product candidates, once approved, are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or other transfers of value to healthcare professionals.

The shifting commercial compliance environment and the need to build and maintain robust systems to comply with different compliance and/or reporting requirements in multiple jurisdictions increase the possibility that a healthcare company may violate one or more of the requirements.  If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect our ability to operate our business and our financial results.

Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any drug products for which we obtain regulatory approval. In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend, in part, on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities, managed care providers, private health insurers and other organizations.
The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA-approved drugs for a particular indication. A decision by a third-party payor not to cover our products, if approved, could reduce physician utilization of our products once approved and have a material adverse effect on our sales, results of operations and financial condition. Moreover, a payor's decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. By way of example, in the United States, the ACA contains provisions that may reduce the profitability of drug products, including, for example, increased rebates for drugs sold to Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries, and annual fees based on pharmaceutical companies' share of sales to federal health care programs. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products once approved or additional pricing pressures.

Foreign Regulation

In order to market any product outside of the United States, we must comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales and distribution of our products. While our management and many of our consultants are familiar with and have been responsible for gaining marketing approval in many countries, we have not reviewed the specific regulations in countries outside of the United States, as it pertains to cannabinoids.

Additional Regulation

We are a reporting company with the SEC, and, therefore, subject to the information and reporting requirements of the Securities Exchange act of 1934, or Exchange Act, and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. In addition, our financial reporting is subject to United States generally accepted accounting principles, or U.S. GAAP, and U.S. GAAP is subject to change over time.

We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that we are in conformity with all applicable laws in all relevant jurisdictions.

Our Scientific Advisory Board

We intend to assemble a scientific advisory board that includes experts in cannabinoids, drug discovery and medicine. Our current scientific advisor, Dr. Mahmoud ElSohly, works in close collaboration with our team to identify new research directions and accelerate our target validation and drug discovery programs. At UM, Dr. ElSohly serves as the Director of the NIDA Marijuana Project where he carries out a wide range of activities dealing with the chemistry, analysis and product development aspects.

Our scientific advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

Employees

As of the date of this prospectus, we have two full-time employees, including one employee with a M.D. degree.  None of our employees is represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

We anticipate that we will need to hire approximately five employees or independent contractors for our new laboratory at UM. We also intend to utilize independent contractors and outsourced services, such as clinical research organizations (“CROs”), and third-party manufacturers, where possible and appropriate.

Website

Our Internet website, which is located at www.nemusbioscience.com, describes our company and our management and provides information about cannabis-based therapeutics.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal executive offices and corporate offices consist of approximately 4,087 square feet located at 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626. Our lease expires on October 31, 2016 and our annual rent is $64,476, payable in equal monthly installments with annual escalations.

Our laboratory and office space consists of approximately 3,415 square feet located at the Innovation Hub, Insight Park on the UM campus.  Our lease expires on December 31, 2017 and our annual rent is approximately $108,000, payable in equal monthly installments with annual escalations. Our facilities are adequate and suitable for our current needs.

We have no policies with respect to investments in real estate or interests in real estate.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not currently involved in any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.   Our common stock is quoted on the OTCQB under the symbol “NMUS” since November 26, 2014.  There can be infrequent trading volume, which precipitates wide spreads in the “bid” and “ask” quotes of our common stock, on any given day. On November 16 , 2015, the last reported sale price of our common stock on the OTCQB was $ 0.81 per share.

The following table sets forth, for the quarters indicated, the high and low bid prices per share of our common stock on the OTCBB, reported by the Financial Industry Regulatory Authority Composite Feed or other qualified interdealer quotation medium. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low

September 30, 2015	$2.00	$0.34
June 30, 2015	$5.55	$1.60
March 31, 2015	$7.50	$1.55
December 31, 2014*	$11.00	$3.00

* between November 26, 2014 and December 31, 2014

Holders. The approximate number of stockholders of record at October 27, 2015, was 63. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends. We have never declared or paid a cash dividend on our common stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Transfer Agent. The transfer agent and registrar for our common stock and preferred stock is ClearTrust LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

Securities Authorized for Issuance under Equity Compensation Plans.   The table below includes the following information as of December 31, 2014 for Nemus Bioscience, Inc. 2014 Omnibus Incentive Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	1,730,000	0	1,470,000
Total	1,730,000	0.42	1,470,000

Use of Proceeds of Registered Securities. There were no sales or proceeds during the year ended December 31, 2014, for the sale of registered securities.

Issuer Purchases of Equity Securities.

Period	Total Number of Shares Purchased (a)	Average Price Paid Per Share (b)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs (c)	Maximum Number of Shares That May Yet Be Purchased Under the Plans or Programs (d)
October 1 – 31, 2014	5,431,460(1)	-	-	-

(1) On October 31, 2014, the Company entered into a Share Repurchase and Cancellation Agreement with LGT, Yosbani Mendez and Francisco Mendez, pursuant to which the Company repurchased 5,431,460 shares of its common stock (the "Repurchased Shares") from Yosbani Mendez and Francisco Mendez for a repurchase price of all of the issued and outstanding shares of LGT.  Upon the repurchase, the Company cancelled all of the Repurchased Shares.

Penny Stock Regulation.   Shares of our common stock will probably be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our with our financial statements for the three and  nine months ended September 30, 2015 , the year ended December 31, 2014, and the year ended December 31, 2013 together with notes thereto.  In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under "Risk Factors" and elsewhere in this prospectus.
Unless otherwise provided in this prospectus,  references to "we," "us," "our" and "Nemus" in this discussion and analysis refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. ("LGL"), together with its wholly-owned subsidiary,  Nemus, a California corporation ("Nemus"). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the closing of a reverse merger transaction (the "Merger") pursuant to which a wholly owned subsidiary of LGL formed solely for the purpose of the Merger merged with and into Nemus and LGL changed its name to Nemus Bioscience, Inc.
The Merger is accounted for as a reverse merger and recapitalization, with Nemus as the acquirer and LGL as the acquired company for financial reporting purposes. As a result, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Nemus and will be recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of LGL and Nemus, the historical operations of Nemus  and the operations of the combined enterprise of LGL and Nemus from and after the closing date of the Merger.
Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabis-derived therapeutics, or cannabinoids, through our partnership with the University of Mississippi, or UM.  UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts.  We are currently UM's sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids, and the realization of this partnership will depend on the successful navigation of the complex regulatory framework for the cultivation and handling of cannabis in the United States.

Recent Events

On September 29, 2014, the Company executed three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM5050, a pro-drug formulation of tetrahydrocannabinol, or THC for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot melt extruded film for topical and mucosal adhesion application and drug delivery.  The license agreements contain certain milestone and royalty payments, as defined therein. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. In the case of the ocular license the Company was required to reimburse sunk patent expenses of $70,678 in February 2015; this amount was reflected in accrued license and patent reimbursement fees as of December 31, 2014. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days written notice by the Company to UM.
On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment and the option period was for six months expiring on March 31, 2015. On September 29, 2015, the Company exercised its right to renew for an additional six months under the same financial terms and conditions.
On July 1, 2014, the Company entered into three additional Option Agreements, pursuant to which UM granted Nemus three-month exclusive options for conducting due diligence on the following three cannabinoid extracts to exclusively license them for the purposes of obtaining FDA approval and commercializing the extracts:

1)	UM 1490 – transmucosal delivery of cannabinoids
2)	UM 5070 – treatment for methicillin-resistant Staphylococcus aureus (MRSA) infections
3)	UM 8790 – ocular delivery of cannabinoids

In March of 2015, in lieu of a license agreement, the Company entered into a research agreement with UM to begin studies concerning the medical utility of cannabinoids as anti-infective therapeutics for MRSA.  The fee payable to UM under the agreement is based on the achievement of certain milestones in the project. The Company recognized $18,673 and $66,747 of research and development expense for the three and nine months ending September 30, 2015 which represents work completed to date under this contract.  The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.
In July of 2015, the Company entered into a research agreement with UM to begin studies concerning research and development of cannabidiol (CBD) formulations.  The fee payable to UM is based on the achievement of certain milestones in the project. The Company recognized $37,119 of research and development expense for both the three and nine months ending September 30, 2015 which represents work completed to date under this contract. The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.
In September of 2015, the Company entered into a research agreement with UM to advance NEMUS’ lead proprietary cannabinoid-based therapy (UM5050) developed for the treatment and management of glaucoma into an optimized once-daily treatment formulation. The fee payable to UM is based on the achievement of certain milestones in the project. The Company recognized $21,496 of research and development expense for both the three and nine months ending September 30, 2015 which represents work completed to date under this contract. The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.
Critical Accounting Policy and Estimates
Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this prospectus. We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our consolidated financial statements.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions, which amounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.
Level 2:
Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. We do not have financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2014 and December 31, 2013.

Property and Equipment, Net

Expenditures for additions of property and equipment, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line methods based on the estimated useful life of the related assets. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

The costs incurred for the rights to use licensed technologies in the research and development process, including licensing fees and milestone payments, will be charged to research and development expense as incurred in situations where the Company has not identified an alternative future use for the acquired rights, and are capitalized in situations where there is an identified alternative future use. No cost associated with the use of licensed technologies has been capitalized to date.

Income Taxes

The Company accounts for our deferred income tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carry forwards (the "NOLs") and other tax credit carry forwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Any interest or penalties would be recorded in the Company's statement of operations in the period incurred.

The Company records a valuation allowance to reduce the deferred income tax assets to the amount that is more likely than not to be realized. In making such determinations, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. As a result there are no income tax benefits reflected in the statement of operations to offset pre-tax losses.

The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

Revenue Recognition

The Company is a development stage enterprise and has not generated any revenue since inception.

Research and Development Expenses

Research and development ("R&D") costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.

Stock-Based Compensation Expenses

Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:

•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.
•	Volatility – We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.
•
Expected term - The expected term is based on a simplified method which defines the life as the average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.

•
Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the quarter in which the awards were granted.

•	Dividends – The dividend yield assumption is based on our history and expectation of paying no dividends

Segment Information
The Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") No. 280, "Segment Reporting" establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group ("CODM"), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on the early development stage of our operation, we operate in a single reportable segment.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the consolidated financial statements in the period in which they are recognized. Net income (loss) and other comprehensive loss, net of their related tax effect, arrived at a comprehensive loss. For the years ended December 31, 2014 and 2013, the comprehensive loss was equal to the net loss.

Earnings per share

The Company applies FASB ASC 260, "Earnings per Share." Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings or loss per share would include the dilutive effect of awards granted to employees under stock-based compensation plans, if any. There were no dilutive awards outstanding at December 31, 2014.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10 "Development Stage Entities" (Topic 915). The objective of the ASU is to improve financial reporting by reducing the cost and complexity of associated with the incremental reporting requirements for development stage entities. The ASU removes all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the inception-to-date information and certain other disclosures. The ASU also eliminates an exception provided to development stage entities in Topic 810 "Consolidation" for determining whether an entity is a variable interest entity on the basis of amount of investment equity at risk. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. Accordingly, the Company has elected to adopt these changes effective July 17, 2012.

In June 2014, the FASB issued ASU No. 2014-12 "Compensation – Stock Compensation" (Topic 718). The ASU provides guidance for accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The amendment requires a performance target that affects vesting and that could be achieved after requisite service period be treated as a performance condition. Compensation cost should be recognized in the period in which it becomes probable that such performance condition would be achieved and should represent the compensation cost attributable to the periods for which the requisite service has already been rendered. Those amendments are effective for annual reporting periods beginning after December 15, 2015, and interim periods therein. The Company is currently evaluating the potential impact that adoption may have on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15 "Presentation of Financial Statements – Going Concern (Subtopic 205-40)." The ASU provides guidance on determining when and how to disclose going-concern uncertainties in the consolidated financial statements. The standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the consolidated financial statements are issued. An entity must provide certain disclosures if "conditions or events raise substantial doubt about the entity's ability to continue as a going concern." The ASU applies to all entities and is effective for annual periods ending after December 15, 2016.  Management is currently evaluating the potential impact that adoption may have on its consolidated financial statements and footnote disclosures.

Results of Operations
For the three months ended September 30, 2015 and 2014
Revenues.    To date, we have not generated any revenues, and do not expect to generate any revenue from the sale of products in the near future.
Operating expenses.   For the three months ended September 30, 2015, our total operating expenses were $896,292 as compared to $857,613 for the three months ended September 30, 2014. The increase in operating expenses was due primarily to an increase in general and administrative costs consisting of consulting and professional fees in the three months ended September 30, 2015, as discussed below.
Research and development. Research and development expenses for the three months ended September 30, 2015 were $152,288 which consisted of license fee renewals and contract R&D fees incurred by the University of Mississippi for the three outstanding research projects (MRSA, CBD formulation, and glaucoma treatment optimization).
For the three months ended September 30, 2014, our research and development expenses were $195,000 which consisted of license fees payable to the University of Mississippi to obtain the rights to certain cannabinoid extracts and delivery mechanisms.
General and administrative. General and administrative expenses for the three months ended September 30, 2015 were $744,004 which primarily consisted of consulting fees and professional fees associated with our costs of being a public company. By comparison, our general and administrative expenses for the three months ended September 30, 2014 were $662,613 and consisted primarily of professional fees in order to prepare for becoming a public company along with fees paid to advisors.
Other income and expenses. For the three months ended September 30, 2015, the Company had non-operating expenses of $286,000 which represented a change in the fair value of the conversion right related to the Series A preferred stock issuance. This loss was estimated by determining the highest probability of a per share price in the next anticipated round of financing after considering all discussions with bankers, potential investors and preliminary term sheets. This amount represents the incremental value of shares that would be required to be issued to the preferred stockholders in the event of a subsequent down-round financing.
For the three months ended September 30, 2014, other income and expenses were $905.
Net Loss. For the three months ended September 30, 2015, we had a net loss of $1,182,792, as compared to a net loss of $858,518 for the three months ended September 30, 2014. We expect to incur net losses for the foreseeable future.
For the nine months ended September 30, 2015 and 2014
Revenues.    To date, we have not generated any revenues, and do not expect to generate any revenue from the sale of products in the near future.
Operating expenses.   For the nine months ended September 30, 2015, our total operating expenses were $3,162,161 as compared to $1,030,634 for the nine months ended September 30, 2014. The increase in operating expenses was due primarily to an increase in general and administrative expenses consisting of consulting and professional fees in the nine months ended September 30, 2015, as discussed below.

Research and development. Research and development expenses for the nine months ended September 30, 2015, were $232,862 which consisted of license fee renewals, option expenses, and contract R&D fees incurred by the University of Mississippi for the three outstanding research projects (MRSA, CBD formulation, and glaucoma treatment optimization).
For the nine months ended September 30, 2014, our research and development expenses were $195,000 which consisted of license fees payable to the University of Mississippi to obtain the rights to certain cannabinoid extracts.
General and administrative. General and administrative expenses for the nine months ended September 30, 2015 were $2,929,799 which primarily consisted of consulting fees and professional fees associated with our costs of being a public company. By comparison, our general and administrative expenses for the nine months ended September 30, 2014 were $835,634 and consisted primarily of professional fees in order to prepare for becoming a public company along with fees paid to advisors.
Other income and expenses. For the nine months ended September 30, 2015, the Company had non-operating expenses of $986,000 which represented a change in the fair value of the conversion right related to the Series A preferred stock issuance. This loss was estimated by determining the highest probability of a per share price in the next anticipated round of financing after considering all discussions with bankers, potential investors and preliminary term sheets. This amount represents the incremental value of shares that would be required to be issued to the preferred stockholders in the event of a subsequent down-round financing.
For the nine months ended September 30, 2014, other income and expenses were $905.
Net Loss. For the nine months ended September 30, 2015, we had a net loss of $4,149,977 as compared to a net loss of $1,031,539 for the nine months ended September 30, 2014. We expect to incur net losses for the foreseeable future.
For the years ended December 31, 2014 and 2013

Revenues

To date, we have not generated any revenues, and do not expect to generate any revenue from the sale of products in the near future.

Operating Expenses

For the year ended December 31, 2014, our total operating expenses were $2,731,661 as compared to $120,403 for the year ended December 31, 2013. The increase in operating expenses was due primarily to an increase in research and development costs and consulting and professional fees in the year ended December 31, 2014, as discussed below.

Research and development. Research and development expenses for the year ended December 31, 2014 were $227,500 which consisted of license fees payable to UM to obtain rights to the following three cannabinoid extracts for the purposes of FDA approval and commercialization:

UM 1490 – transmucosal delivery of cannabinoids
UM 5070 – treatment for methicillin-resistant Staphylococcus aureus infections
UM 8790 – ocular delivery of cannabinoids

For the year ended December 31, 2013, our research and development expenses were $0.

General and administrative. General and administrative expenses for the year ended December 31, 2014 were $2,504,161 which primarily consisted of consulting fees and professional fees associated with our costs of becoming a public company. By comparison, our general and administrative expenses for year ended December 31, 2013 were $120,403 which primarily consisted of consulting fees paid to an entity owned by Reg Lapham, our former officer and director.

Net Loss

For the year ended December 31, 2014, we had a net loss of $2,734,166, as compared to a net loss of $120,403 for the year ended December 31, 2013. We expect to incur net losses for the foreseeable future.

Liquidity and Capital Resources
We had cash and cash equivalents of $4,342,722 as of September 30, 2015, as compared to $207,330 as of December 31, 2014. This increase was attributable to the completion of our Series B Preferred Stock financing which resulted in gross proceeds of $5.0 million. We anticipate that we will continue to incur net losses into the foreseeable future as we continue to advance and develop a number of potential drug candidates into preclinical development activities and expand our corporate infrastructure which includes the costs associated with being a public company.  Without additional funding, management believes that we will not have sufficient funds to meet its obligations beyond one year after the date the consolidated financial statements are issued. These conditions give rise to substantial doubt as to our ability to continue as a going concern.
We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.
During the next twelve months, we expect to incur significant research and development expenses with respect to our products. The majority of our research and development activity is focused on development of potential drug candidates and preclinical trials.
We also expect to incur significant legal and accounting costs in connection with being a public company. We expect those fees will be significant and will continue to impact our liquidity. Those fees will be higher as our business volume and activity increases.

We anticipate that we will need to hire additional employees or independent contractors for our new laboratory at UM. We also anticipate that we will need to purchase or lease additional equipment for the Company's headquarters and laboratory facilities.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

ASSETS
	(unaudited)
	September 30,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$4,342,722	$207,330
Restricted cash	37,500	-
Prepaid expenses	95,548	64,489
Other current assets	31,110	36,580
Total current assets	4,506,880	308,399

Property and equipment, net	16,046	21,354

Other assets
Deposits and other assets	18,594	18,594
Total other assets	18,594	18,594

Total assets	$4,541,520	$348,347

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
	(unaudited)
	September 30,	December 31,
	2015	2014
Current liabilities
Accounts payable	$132,234	$409,497
Accrued payroll and related expenses	144,723	45,566
Accrued license and patent reimbursement fees	90,216	119,428
Accrued expenses	177,081	125,799
Stock subscription liability	-	100,000
Provision for conversion of Series B preferred stock	75,488	-
Income taxes payable	-	800
Total current liabilities	619,742	801,090

Noncurrent liabilities
Deferred rent	3,221	805
Series B warrants	2,892,392	-

Total noncurrent liabilities	2,895,613	805

Total liabilities	3,515,355	801,895

Commitments and contingencies
(Note 3)

Redeemable Convertible Series B Preferred Stock, $0.001 par value,
20 million shares authorized; 5,000 issued and outstanding as of September 30,
2015 and none issued and outstanding as of December 31, 2014, net of
$411,661 in issuance costs; $5.0 million liquidation preference as of September 30, 2015	1,620,459	-

Stockholders' deficit
Common stock, $0.001 par value; 236 million shares authorized;
18,078,163 issued and outstanding as of September 30, 2015 and 16 million
issued and outstanding as of December 31, 2014	18,078	16,000
Additional paid-in-capital	5,723,888	2,257,771
Warrants	731,036	190,000
Accumulated deficit	(7,067,296)	(2,917,319)

Total stockholders' deficit	(594,294)	(453,548)

Total liabilities and stockholders' deficit	$4,541,520	$348,347

See accompanying notes to the unaudited consolidated financial statements.

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three	Three	Nine	Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Operating expenses
Research and development	$152,288	$195,000	$232,862	$195,000
General and administrative	744,004	662,613	2,929,799	835,634

Total operating expenses	896,292	857,613	3,162,661	1,030,634

Operating loss	(896,292)	(857,613)	(3,162,661)	(1,030,634)

Other expense
Change in fair value of conversion rights
of Series A preferred stock	286,000	-	986,000	-

Net loss before income taxes	(1,182,292)	(857,613)	(4,148,661)	(1,030,634)

Provision for income taxes	500	905	1,316	905

Net loss	$(1,182,792)	$(858,518)	$(4,149,977)	$(1,031,539)

Basic and diluted loss per common share	$(0.07)	$(0.08)	$(0.25)	$(0.12)

Shares used in computing basic and diluted loss per share	17,062,366	10,502,609	16,519,854	8,805,766

See accompanying notes to the unaudited consolidated financial statements.

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine	Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2015	2014

Cash flows from operating activities:
Net loss	$(4,149,977)	$(1,031,539)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	7,290	344
Stock-based compensation for employees	263,985	-
Amortization of warrants and stock issued for services (1)(2)	529,016	-
Change in fair value of conversion rights
of Series A preferred stock	986,000	-
Changes in assets and liabilities:
Restricted cash	(37,500)	-
Prepaid expenses (1)	25,800	(23,758)
Other current assets	5,470	-
Deposits and other assets	-	(64,970)
Accounts payable (2)	(267,264)	-
Accrued payroll and related expenses	99,157	-
Accrued license and patent reimbursement fees	(29,212)	-
Stock subscription liability	(100,000)	-
Accrued expenses and other liabilities	52,899	167,355

Net cash used in operating activities	(2,614,336)	(952,568)

Cash flows from investing activities:
Purchases of property and equipment	(1,982)	(12,389)

Net cash used in investing activities	(1,982)	(12,389)

Cash flows from financing activities:
Proceeds from common stock issuance, net of $3,920 issuance costs	721,069	1,989,980
Proceeds from Series A preferred stock issuance, net of $7,700 issuance costs	1,442,302	-
Proceeds from Series B preferred stock issuance, net of $411,661 issuance costs	4,588,339	-

Net cash provided by financing activities	6,751,710	1,989,980

Net increase in cash and cash equivalents	4,135,392	1,025,023

Cash and cash equivalents, beginning of period	207,330	-

Cash and cash equivalents, end of period	$4,342,722	$1,025,023

Supplemental disclosures of cash-flow information:
Cash paid during the period for:
Interest	$-	$-

Income taxes	$116	$905

Supplemental disclosures of non-cash financing and investing activities:

(1)
During the nine months ended September 30, 2015, the Company issued 200,000 warrants to purchase shares of our common stock for consulting services. The warrants were valued at $417,875. The Company also issued shares of common stock for consulting services valued at $168,000. Such amounts were recorded as a Prepaid Expense and are being amortized over the service period.

(2)	The Company issued 6,000 warrants at an exercise price of $2.50 to a service provider in exchange for extinguishment of $10,000 of trade accounts payable owed to this vendor.

See accompanying notes to the unaudited consolidated financial statements.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

1. Nature of Operations, Business Activities and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

Nemus Bioscience, Inc. is a biopharmaceutical company that plans to develop and commercialize therapeutics from cannabinoids through a partnership with the University of Mississippi. The University of Mississippi ("UM") is federally permitted and licensed to cultivate cannabis for research and commercial purposes. Unless otherwise specified, references in these Notes to the Unaudited Consolidated Financial Statements to the "Company," "we" or "our" refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. ("LGL"), together with its wholly-owned subsidiary, Nemus, a California corporation ("Nemus"). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the Merger (as defined below).

Nemus Bioscience, Inc. (formerly LGL) was incorporated in Nevada on March 16, 2011. Nemus was incorporated in California on July 17, 2012. Our headquarters are located in Costa Mesa, California.

As of September 30, 2015, the Company has devoted substantially all of its efforts to securing product licenses, raising capital, and building infrastructure, and has not realized revenue from its planned principal operations.

Business Activities

On October 31, 2014, pursuant to an Agreement and Plan of Merger, dated October 17, 2014 (the "Merger Agreement"), LGL,  Nemus Acquisition Corp. ("Acquisition Sub"), Nemus Bioscience, Inc. ("Name Change Merger Sub"), and Nemus, Acquisition Sub merged with and into Nemus and Nemus survived as a wholly-owned subsidiary of LGL (the "Merger"). Immediately after the Merger, LGL changed its name to "Nemus Bioscience, Inc." by merging with Name Change Merger Sub.  At the closing of the Merger and pursuant to the terms of the Merger Agreement, Nemus issued an aggregate of 3,120,000 shares of its common stock to the former stockholders of LGL in exchange for all of the outstanding shares of LGL’s capital stock, which when combined with the 12,880,000 shares of Nemus common stock outstanding, amounted to 16,000,000 total shares outstanding upon completion of the merger.

The Merger is being accounted for as a reverse-merger and recapitalization. Nemus is the acquirer for financial reporting purposes and LGL is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical consolidated financial statements prior to the Merger will be those of Nemus and will be recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of LGL and Nemus, the historical operations of Nemus and the operations of the Nemus from and after the closing date of the Merger.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Liquidity and Going Concern

The Company has incurred operating losses and negative cash flows from operations since our inception. As of September 30, 2015, we had cash and cash equivalents of $4,342,722.  The Company anticipates that it will continue to incur net losses into the foreseeable future as it continues to advance and develop a number of potential drug candidates into preclinical development activities and expands its corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations within one year after the date the consolidated financial statements are issued. These conditions give rise to substantial doubt as to the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through public or private equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company is unable to secure adequate additional funding, the Company may be forced to make a reduction in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions, which amounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk.

Restricted Cash

            A deposit of $37,500 as of September 30, 2015 was restricted from withdrawal and held by a bank in the form of a certificate of deposit. This certificate served as collateral for payment of the Company's credit cards.  Restricted cash as of December 31, 2014 was $0.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.
Level 2:
Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Property and Equipment, Net

As of September 30, 2015, property and equipment, net, was $16,046, consisting primarily of computers and equipment. The Company had $21,354 of property and equipment, net, as of December 31, 2014. Expenditures for additions, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line method based on the estimated useful life of the related assets currently ranging from two to three years. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

The costs incurred for the rights to use licensed technologies in the research and development process, including licensing fees and milestone payments, will be charged to research and development expense as incurred in situations where the Company has not identified an alternative future use for the acquired rights, and are capitalized in situations where there is an identified alternative future use. No cost associated with the use of licensed technologies has been capitalized to date.

Income Taxes

The Company accounts for our deferred income tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carry forwards (the "NOLs") and other tax credit carry forwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Any interest or penalties would be recorded in the Company's statement of operations in the period incurred.

The Company records a valuation allowance to reduce the deferred income tax assets to the amount that is more likely than not to be realized. In making such determinations, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. As a result there are no income tax benefits reflected in the statement of operations to offset pre-tax losses.

The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

Revenue Recognition

The Company has not begun planned principal operations and has not generated any revenue since inception.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Research and Development Expenses

Research and development ("R&D") costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.

Stock-Based Compensation Expenses

Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:

•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.
•	Volatility – We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.
•	Expected term - The expected term is based on a simplified method which defines the life as the average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.
•	Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the quarter in which the awards were granted.
•	Dividends – The dividend yield assumption is based on our history and expectation of paying no dividends.

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under ASC 505-50, Equity – Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards are periodically re-measured over the vesting terms and at each quarter end.

Segment Information

The Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") No. 280, "Segment Reporting" establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group ("CODM"), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on the early development stage of our operation, we operate in a single reportable segment.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the consolidated financial statements in the period in which they are recognized. Net income (loss) and other comprehensive loss, net of their related tax effect, arrived at a comprehensive loss. For the three and nine months ended September 30, 2015 and 2014, the comprehensive loss was equal to the net loss.

Earnings per share

The Company applies FASB ASC 260, "Earnings per Share." Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings or loss per share would include the dilutive effect of awards granted to employees under stock-based compensation plans, if any. There were no dilutive awards outstanding at September 30, 2015.

2. University of Mississippi ("UM") Agreements

In July 2013, the Company entered into a Memorandum of Understanding (MOU) with the UM to engage in joint research of extracting, manipulating, and studying cannabis in certain forms to develop intellectual property (IP) with the intention to create and commercialize therapeutic medicines. Nemus will own all IP developed solely by its employees and will jointly own all IP developed jointly between Nemus and UM employees. The term of the MOU agreement is five years and the parties agree to negotiate separate Research agreements upon the identification of patentable technologies as well as any deemed to be a trade secret. The agreement may be terminated by either party with three months written notice to the other party.

On May 15, 2014, the Company entered into an Option Agreement in which UM granted us a three-month option for conducting due diligence to exclusively license a suppository dosage form containing Dronabinol Hemi succinate and other esters ("NPC 4718").

As a result of our due diligence, on September 29, 2014, the Company executed three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM5050, a pro-drug formulation of tetrahydrocannabinol, or THC for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot melt extruded film for topical and mucosal adhesion application and drug delivery.  The license agreements contain certain milestone and royalty payments, as defined therein. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. In the case of the ocular license the Company was required to reimburse sunk patent expenses of $70,678 in February 2015; this amount was reflected in accrued license and patent reimbursement fees as of December 31, 2014. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days written notice by the Company to UM.

On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment and the option period was for six months expiring on March 31, 2015. On September 29, 2015, the Company exercised its right to renew for an additional six months under the same financial terms and conditions.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

On July 1, 2014, the Company entered into three additional Option Agreements, pursuant to which UM granted Nemus three-month exclusive options for conducting due diligence on the following three cannabinoid extracts to exclusively license them for the purposes of obtaining FDA approval and commercializing the extracts:

1)	UM 1490 – transmucosal delivery of cannabinoids
2)	UM 5070 – treatment for methicillin-resistant Staphylococcus aureus (MRSA) infections
3)	UM 8790 – ocular delivery of cannabinoids

In March of 2015, in lieu of a license agreement, the Company entered into a research agreement with UM to begin studies concerning the medical utility of cannabinoids as anti-infective therapeutics for MRSA.  The fee payable to UM under the agreement is based on the achievement of certain milestones in the project. The Company recognized $18,673 and $66,747 of research and development expense for the three and nine months ending September 30, 2015 which represents work completed to date under this contract.  The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.

In July of 2015, the Company entered into a research agreement with UM to begin studies concerning research and development of cannabidiol (CBD) formulations.  The fee payable to UM is based on the achievement of certain milestones in the project. The Company recognized $37,119 of research and development expense for both the three and nine months ending September 30, 2015 which represents work completed to date under this contract. The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.

In September of 2015, the Company entered into a research agreement with UM to advance NEMUS' lead proprietary cannabinoid-based therapy (UM5050) developed for the treatment and management of glaucoma into an optimized once-daily treatment formulation. The fee payable to UM is based on the achievement of certain milestones in the project. The Company recognized $21,496 of research and development expense for both the three and nine months ending September 30, 2015 which represents work completed to date under this contract. The agreement also grants an exclusive option to license the technology from the University within 180 days from the commencement of the agreement. Either party may terminate the agreement with 30 days written notice.

3. Commitments and Contingencies

Lease Commitments

The Company leased temporary headquarters facilities under a month-to-month operating lease agreement. This lease was terminated effective December 31, 2014. Monthly rent expense under this lease was $2,060.

On September 1, 2014, the Company signed an operating lease for laboratory and office space at the Innovation Hub, Insight Park located on the University of Mississippi campus. The lease term commenced on October 1, 2014 and expires on December 31, 2017. There are annual escalating rent provisions and two months of free rent in the agreement. The total cash payments over the life of the lease are divided by the total number of months in the lease period and the average rent will be charged to expense each month during the lease period. The monthly amount charged to rent expense is $9,000.

In October of 2014, we signed a lease agreement for our corporate office headquarters that consists of approximately 4,087 square feet located at 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626.   The lease expires on October 31, 2016 and our monthly rent is $5,373, payable in equal monthly installments with annual escalations.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Total net rent expense related to our operating leases for the nine months ended September 30, 2015 and 2014 was $170,931and $6,844, respectively. For the three months ended September 30, 2015 and 2014, total net rent expense was $56,680 and $6,294.

Future minimum payments under the non-cancelable portion of our operating leases as of September 30, 2015 are as follows:

For the year ending December 31,
2015	$43,900
2016	165,700
2017	85,900
2018	-
2019	-
Thereafter	-
Total	$295,500

Independent Contractor Agreements

The Company has entered into independent contractor agreements with individuals that are operating in the capacity of our management team, or that are serving in an advisory role. Certain agreements expired once the individuals became full-time employees. Independent contractor expense for the nine months ended September 30, 2015 was $90,000 and for the nine months ended September 30, 2014 was $353,000. Two of these contractors accounted for 30% and 15% respectively of our total expenditures for the nine months ended September 30, 2014. There was no significant independent contractor expense as a percent of our total expenditures for the nine months ended September 30, 2015.

Legal Matters

General Litigation and Disputes

From time to time, in the normal course of our operations, we may be a party to litigation and other dispute matters and claims. Currently Nemus is not party to any litigation, dispute matters or claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict and our view of these matters may change in the future as the litigation and events related thereto unfold. An unfavorable outcome to any legal matter, if material, could have a materially adverse effect on our operations or our financial position, liquidity or results of operations.

Government Proceedings

Like other companies in the pharmaceutical industry, we are subject to extensive regulation by national, state and local government agencies in the United States. As a result, interaction with government agencies occurs in the normal course of our operations. It is possible that criminal charges and substantial fines and/or civil penalties or damages could result from any government investigation or proceeding. As of September 30, 2015, the Company had no current proceedings or inquiries.

Change in Control Severance Plan

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive's service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months of the executive's monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer's healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

4. Stockholders' Deficit and Redeemable Convertible Series B Preferred Stock

Common Stock

On July 17, 2012, the Company issued 7,770,000 shares of common stock with no par value and warrants (see first paragraph under warrants below) to its founders and one board member in exchange for the services provided to establish Nemus, valued at approximately $1,000.

In June of 2014, the Company sold 1,800,000 shares of common stock with no par value and warrants for a purchase price of $900,000 (the "June 2014 Stock Purchase Agreement") to a group of private investors. See additional discussion on warrants below.

In August of 2014, the Company sold 2,200,000 shares of common stock with no par value and warrants for a purchase price of $1,100,000 to a group of private investors. See additional discussion on warrants below.

In October of 2014, the Company issued 1,110,000 shares of common stock with no par value to eighteen individual investors that had participated in a prior entity founded by Nemus' then current president. Such entity has been insolvent and not operating since the inception date of Nemus. The issuance of these shares was in exchange for the signing of a release of claims against the Company, its President, and the former entity. The Company recorded a general and administrative expense of $466,200 in the fourth quarter of 2014 to reflect the fair market value of the common stock issued in exchange for the release of claims. The fair market value of the common stock issued was determined via an independent third-party valuation conducted as of October 31, 2014.

In January of 2015, the Company sold 241,663 shares of common stock with par value of $0.001 for a purchase price of $724,989 to a group of private investors.

In March of 2015, the Company issued 24,000 shares of common stock with par value of $0.001 to a third party in exchange for services to be performed related to raising additional capital. The Company recorded a prepaid expense of $168,000 in the first quarter to reflect the fair market value of the common stock issued and is amortizing this expense over the contract service period which is one year. The fair market value was determined utilizing the Company's closing stock price as of the commencement date of the contract service period. For the nine months ended September 30, 2015, the Company amortized $113,806 to general and administrative expense.

In August 2015, in conjunction with the Series B Preferred Stock sale (discussed below), the Company raised $5.0 million at $1,000 per share resulting in the automatic conversion of the Series A Preferred Stock to common stock. This resulted in the conversion of 580,000 shares of Series A Preferred Stock at $2.50 per share to the equivalent of 1,812,500 shares of common stock.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock with a par value of $0.001 per share.

Series A Preferred Stock:  In April 2015, the Company sold 250,000 shares of Series A preferred stock with par value of $0.001 and 50,000 warrants to purchase the Company's common stock for an aggregate purchase price of $625,000, or $2,50 per share to a group of private investors. The shares of preferred stock automatically convert to shares of common stock either at (i) a subsequent equity financing of at least $1,000,000 or (ii) October 1, 2015, whichever is earlier. The warrants are exercisable at a price of $5.00 per share and expire five years from the issuance date. In May 2015, the Company sold 150,000 shares and 30,000 warrants and in July 2015, 180,000 shares and 36,000 warrants under the same terms and conditions.

The Series A preferred stock issued also has a "down-round" protection feature provided to the investors if the Company subsequently issues or sells any shares in a round of equity financing of at least $1,000,000 prior to October 1, 2015 in which the shares of common stock to be acquired are at a price less than $2.50 per share. The Company is required to issue additional shares of common stock to the investors in an amount such that the subscription price paid, when divided by the total number of shares issued will result in an actual price paid per share of common stock equal to such lower price. This conversion occurred as discussed above in conjunction with the Series B Preferred Stock financing totaling $5.0 million and resulted in the conversion of 580,000 shares of Series A Preferred Stock at to 1,812,500 shares of common stock.
Redeemable Convertible Series B Preferred Stock: In August 2015, the Company sold 5,000 shares of Series B Convertible Preferred Stock and warrants to purchase 6,250,000 shares of the Company's common stock for an aggregate purchase price of $1,000 per share resulting in gross proceeds of $5.0 million.  Each share of preferred stock is convertible into 1,250 shares of common stock which results in an effective conversion price of $0.80 per common share and can be converted by the holder at any time. The Series B preferred stock issued also has a "down-round" protection feature provided to the investors if the Company subsequently issues or sell any shares of common stock, stock options, or convertible securities at a price less than the conversion price of $0.80 per common share. The conversion price is automatically adjusted down to the price of the instrument being issued. See additional discussion in Note 5 below. The Series B shares have liquidation preference over other preferred shares and common stock and have voting rights equal to the number of common shares into which each holder's preferred stock is convertible as of the record date. The preferred stock has no dividend rights. If dividends are declared on the common stock, the holders of the preferred stock shall be entitled to participate in such dividends on an as-if converted basis. The warrants are exercisable at a price of $1.15 per share and expire five years from the issuance date. See additional discussion regarding these warrants in Note 6 below.
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, Series B preferred stockholders receive an amount per share equal to the conversion price of $0.80, subject to down-round adjustment, multiplied by the as-if converted share amount of 6,250,000 common shares, totaling $5.0 million.  If upon the liquidation, the assets are insufficient to permit payments to the Series B holders, all assets legally available will be distributed in a pro rata basis among the Series B holders in proportion to the full amounts they would otherwise be entitled to receive. Any remaining assets are distributed pro rata among the common stockholders.

Subject to certain trigger events occurring, the Series B preferred stock holders have the right to force the Company to redeem the shares of preferred stock at a price per preferred share equal to the greater of (A) 115% of the conversion amount and (B) the product of (1) the conversion rate in effect at such time and (2) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice of redemption. Such triggering events include:

-	Failure of the Series B Registration Statement to be declared effective by the SEC on or prior to the date that is ninety days after the Effectiveness Deadline;
-	Suspension of the Company’s common stock from trading for a period of (2) consecutive trading days;
-	Failure of the Company to deliver all the shares of the common stock or make the appropriate cash payments in a timely manner upon conversion of the Series B Preferred;
-	Any default of indebtedness;
-	Any filing of voluntary or involuntary bankruptcy by the Company;
-	A final judgment in excess of $100,000 rendered against the Company;
-	Breach of representations and warranties in the Stock Purchase Agreement;
-	Failure to comply with the Series B Certificate of Designation or Rule 144 requirements.

As certain of these triggering events are considered to be outside the control of the Company, the Series B preferred stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company’s balance sheet presentation.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Warrants

On July 17, 2012, the Company issued warrants to purchase up to 3,000,000 shares of our common stock to its founders and two advisors in consideration for services provided in the start-up of operations. The warrants are exercisable at a price of $1.00 per share and expire on June 20, 2023. The Company valued these warrants utilizing the Black-Scholes valuation model and they were determined to be of nominal value given the start-up nature of the Company's operations at the time of grant.

In conjunction with the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 450,000 shares of common stock to a group of private investors. The warrants are exercisable at a price of $1.00 per share and expire on June 12, 2020. The Company valued these warrants at $85,500. This amount was recorded as warrants and was reclassified from the total consideration received for both the common stock and warrants purchased.

In August 2014 as part of the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 550,000 shares of common stock with an exercise price of $1.00 per share that expire in August 2020. The Company valued these warrants at $104,500. This amount was recorded as warrants and was reclassified from the total consideration received for both the common stock and warrants purchased.

In March 2015, the Company entered into an agreement with a financial advisory and public relations consulting firm which included the issuance of warrants to purchase up to 90,000 shares of common stock with an exercise price of $2.50 per share with a term of five years. These warrants were in exchange for services performed beginning in the first quarter and were subsequently issued in April 2015. The Company estimated the warrant value to be $67,950 utilizing the Black Scholes option pricing model and amortized $9,225 for services provided through September 30, 2015.

In April 2015, the Company entered into an agreement with one of its investors to provide advisory services on all matters including financing. In conjunction with this agreement, the Company issued warrants that vest immediately to purchase 100,000 shares of common stock with an exercise price of $5.00 per share with a term of ten years. The Company estimated the warrant value to be $326,000 utilizing the Black Scholes option pricing model and recorded this amount to general and administrative expense for the quarter due to the immediate vesting.

In April 2015, the Company issued to a former service provider in exchange for payment of its outstanding invoice warrants that vest immediately to purchase 6,000 shares of common stock with an exercise price of $2.50 per share. The Company estimated the warrant value to be $10,000 which represented the value of the trade debt extinguished.

In April 2015, the Company issued 50,000 warrants to purchase the Company's common stock in conjunction with its Series A Preferred Stock financing. The warrants are exercisable at a price of $5.00 per share and expire five years from the issuance date. In May 2015, the Company issued 30,000 warrants and in July 2015, 36,000 warrants under the same terms and conditions.

In June 2015, the Company issued to a service provider in exchange for consulting services warrants that vest immediately to purchase 10,000 shares of common stock with an exercise price of $5.00 per share with a term of five years. The Company estimated the warrant value to be $14,700 utilizing the Black Scholes option pricing model.

In August 2015, the Company issued 6,250,000 warrants to purchase common stock in conjunction with its Series B Preferred Stock financing. See further discussion in Note 6 below.

In August 2015, the Company issued 187,500 warrants to purchase common stock to its investment banker in exchange for services rendered in conjunction with the Series B Preferred Stock financing. The warrants vest immediately and have an exercise price of $1.15 per share. The Company estimated the value of the warrants to be $86,250 utilizing the Black Scholes option pricing model and recorded this amount to offering costs as an offset to Additional Paid-in-Capital.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

The Company's board of directors considered various objective and subjective factors, along with input from management, to determine the fair value of the warrants, including:

•	Contemporaneous valuation prepared by an independent third-party valuation specialist effective as of June 30, 2014, October 31, 2014, and April 1, 2015, and August 20, 2015,
•	Its results of operations, financial position and the status of research and development efforts and achievement of enterprise milestones,
•	The composition of, and changes to, the Company's management team and board of directors,
•	The lack of liquidity of its common stock as a newly public company,
•	The Company's stage of development, business strategy and the material risks related to its business and industry,
•	The valuation of publicly-traded companies in the biotechnology sectors,
•	External market conditions affecting the biotechnology industry sectors,
•	The likelihood of achieving a liquidity event for the holders of its common stock, such as an initial public offering, or IPO, or a sale of the Company, given prevailing market conditions, and
•	The state of the IPO market for similarly situated biotechnology companies,
•	Discussions held with bankers, potential investors, and preliminary term sheets received as part of management's capital raise efforts.

There are significant judgments and estimates inherent in the determination of the fair value of the Company's warrants. These judgments and estimates included the assumptions regarding its future operating performance, the time to completing an IPO or other liquidity event and the determination of the appropriate valuation methods. If the Company had made different assumptions, its warrant valuation could have been significantly different.

Stock Option Plans: 2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan (the "2014 Plan") was adopted to provide a means by which officers, non-employee directors, and employees of and consultants to the Company and its affiliates could be given an opportunity to acquire an equity interest in the Company. All officers, non-employee directors, and employees of and consultants to the Company are eligible to participate in the 2014 Plan.

On October 31, 2014, after the closing of the Merger, our Board of Directors approved the 2014 Plan. The 2014 Plan reserved 3,200,000 shares for future grants. As of September 30, 2015, options (net of canceled or expired options) covering an aggregate of 1,180,000 shares of the Company's common stock had been granted under the 2014 Plan, and the Company had 1,180,000 options outstanding and 2,020,000 shares available for future grants under the 2014 Plan.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Options granted under the 2014 Plan expire no later than 10 years from the date of grant. Options granted under the 2014 Plan may be either incentive or non-qualified stock options. For incentive and non-qualified stock option grants, the option price shall be at least 100% of the fair value on the date of grants, as determined by the Company's Board of Directors. If at any time the Company grants an option, and the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value and shall not be exercisable more than five years after the date of grant.

Options granted under the 2014 Plan may be immediately exercisable if permitted in the specific grant approved by the Board of Directors and, if exercised early may be subject to repurchase provisions. The shares acquired generally vest over a period of five years from the date of grant. The Company granted options to purchase 1,180,000 shares through September 30, 2015, under the 2014 Plan.

The following is a summary of activity under the 2014 Plan as of September, 2015:

		Options Outstanding
	Shares Available			Weighted Average
	for Grant of	Number of		Exercise
	Options	Shares	Price per Share	Price
Balance at December 31, 2014	1,470,000	1,730,000	$0.42	$0.42
Options granted	(130,000)	130,000	$1.15 - $3.00	$2.29
Options exercised	-	-
Options cancelled	680,000	(680,000)	$0.42	$0.42
Balance at September 30, 2015	2,020,000	1,180,000	$0.42 - $3.00	$0.63

The weighted average remaining contractual life in years of the options outstanding as of September 30, 2015 was 9.18 years.

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company's stock exceeded the exercise price of the stock options at September 30, 2015 for those stock options for which the quoted market price was in excess of the exercise price ("in-the-money options"). As of September 30, 2015, the aggregate intrinsic value of options outstanding was $147,000. As of September 30, 2015, no options to purchase shares of common stock were exercisable.

Stock Based Compensation Expense

The Company recognizes stock-based compensation expense based on the fair value of that portion of stock options that are ultimately expected to vest during the period. Stock-based compensation expense recognized in the consolidated statement of operations includes compensation expense for stock-based awards based on the estimated grant date fair value over the requisite service period. For the nine months ended September 30, 2015, the Company recognized stock-based compensation expense of $263,985 which was recorded as a general and administrative expense in the consolidated statement of operations. For the nine months ended September 30, 2014, stock-based compensation expense was $0.

The total amount of unrecognized compensation cost related to non-vested stock options was $1,477,143 as of September 30, 2015. This amount will be recognized over a weighted average period of 4.14 years.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

Valuation Assumptions

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model. Expected volatility is based on the historical volatility of the Company's common stock for similar terms. The expected term was estimated using the simplified method as permitted under SAB No. 110, since the Company has no recent exercise or forfeiture history that is representative of options granted during the year. The expected term represents the estimated period of time that stock options are expected to be outstanding, which is less than the contractual term which is generally ten years. The risk-free interest rate is based on the U.S. Treasury yield. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future. The weighted average assumptions for employee options are as follows:

	For the Nine Months Ended September 30,
	2015	2014
Dividend yield	0.00%	NA
Volatility factor	75.00%	NA
Risk-free interest rate	1.68-1.85%	NA
Expected term (years)	6.25-6.50	NA
Weighted-average fair value of options granted during the periods	$2.69	NA

5. Provision for Conversion of Preferred Stock

Series A Preferred Stock Conversion Liability

In connection with the Series A preferred stock financing, the Company recorded a liability related to down-round protection provided to the stockholders in the event that the Company does another offering of common stock greater than $1,000,000 at a price below $2.50 per share. The down-round provision expires at the closing of a subsequent financing round or October 1, 2015 whichever is earlier. With the assistance of a third-party valuation specialist, the Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the first round of financing which was April 1, 2015.

As of June 30, 2015, the Company re-evaluated the likelihood and valuation of a potential down-round given that management has been actively pursuing capital raising efforts. In the absence of any definitive agreement, the Company calculated the fair value of the conversion feature to be $700,000 by determining the highest probability of a per share price in the next anticipated round of financing, after considering all discussions with bankers, potential investors, and preliminary term sheets. This amount was booked as a current liability as of June 30, 2015 and was charged as a non-operating expense for the period.

In July of 2015, the Company increased its down-round provision by $286,000 based on the closing of an additional round of 180,000 Series A shares by determining the highest probability of a per share price in the next anticipated round of financing, after considering all discussions with bankers, potential investors, and preliminary term sheets. This amount was charged to non-operating expense for the three months ended September 30, 2015.

As of August 21, 2015, upon the closing of the Series B Preferred Stock sale with proceeds totaling $5.0 million, the Company issued 1,232,000 additional shares of common stock at $0.80 per share thereby eliminating this liability of $986,000 and offsetting it to Additional Paid-in-Capital. This amount was calculated by determining the difference in per share pricing between the Series A Preferred Stock financing of $2.50 per share and the Series B Preferred Stock Financing of $0.80 per share multiplied by the 580,000 total shares included in the Series A offering.

Series B Preferred Stock Conversion Liability

As of August 20, 2015, in connection with the Series B preferred stock financing, the Company recorded a liability related to down-round protection provided to the stockholders in the event that the Company does another sale or issuance of common stock, stock options or convertible securities where the share price is below $0.80 per share. With the assistance of a third-party valuation specialist, the Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the financing. The Company also performed a review of the conversion liability in conjunction with ASC 815, Derivatives and Hedging/Contracts in Entity's Own Equity, and determined that the liability requires bifurcation and re-measurement to fair market value at the end of each reporting period. The derivative was valued at $75,488 and was booked as a current liability as of September 30, 2015. The value of this embedded derivative was determined utilizing a with and without method by valuing the preferred stock with and without the down round protection.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Information as of and for the three and nine month periods ended September 30, 2015 and 2014 is unaudited)

6. Series B Warrants

In conjunction with the Series B Preferred Stock financing, the Company issued 6,437,500 warrants that are exercisable at a price of $1.15 per share and expire five years from the issuance date. The warrants were valued at $2,935,800 utilizing the Black-Scholes pricing model and the following assumptions:
	For the Nine Months Ended September 30,
	2015	2014
Dividend yield	0.00%	NA
Volatility factor	70.00%	NA
Risk-free interest rate	1.75%	NA
Expected term (years)	4.61	NA
Weighted-average fair value of warrants granted during the periods	$0.46	NA

The warrants are exercisable in cash or through a cashless exercise provision. The Series B warrants also have a "down-round" protection feature provided to the investors if the Company subsequently issues or sell any shares of common stock, stock options, or convertible securities at a price less than the exercise price of $1.15 per each warrant. The conversion price is automatically adjusted down to the price of the instrument being issued. The Company reviewed the classification of the warrants as liabilities or equity under the guidance of ASC 480-10, Distinguishing Liabilities from Equity, and concluded that the Series B warrants should be classified as a liability. The Company then applied the relative fair value allocation methodology for allocating the proceeds of $5.0 million received from the Series B financing between the conversion liability and the warrants with the residual amount being allocated to the Preferred Stock. As such, the warrant value as of September 30, 2015 was $2,892,392 and will be subject to fair value re-measurement at the end of each reporting period.

7. Income Taxes

At September 30, 2015, the Company had net operating loss carry forwards ("NOLs") aggregating approximately $4,023,000 which, if not used, expire in 2035. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at September 30, 2015. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying statement of operations to offset pre-tax losses.

The Company has no uncertain tax positions as of September 30, 2015.

8. Subsequent Events

Restricted Stock Awards

Restricted stock awards ("RSAs") are granted to our board of directors and members of senior management and are issued pursuant to the Company's 2014 Omnibus Incentive Plan. On October 20, 2015, a total of 1,200,000 RSAs were granted to members of the Company's senior management and board of directors with a fair market value of approximately $900,000. These RSAs vest from one to three years from the grant date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
NEMUS BIOSCIENCE, INC. AND SUBSIDIARY

We have audited the accompanying consolidated balance sheets of Nemus Bioscience, Inc. and Subsidiary ("the Company") as of December 31, 2014 and 2013, and the related consolidated statements of operations and stockholders' deficit, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nemus Bioscience, Inc. and Subsidiary as of December 31, 2014 and 2013, and results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Mayer Hoffman McCann P.C.

Orange County, California
March 27, 2015

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31,	December 31,
	2014	2013
Current assets
Cash and cash equivalents	$207,330	$-
Prepaid expenses	64,489	-
Other current assets	36,580	-
Total current assets	308,399	-

Property and equipment, net	21,354	-

Other assets
Deposits and other assets	18,594	-
Total other assets	18,594	-

Total assets	$348,347	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

	December 31,	December 31,
	2014	2013
Current liabilities
Accounts payable	$409,497	$2,153
Accrued payroll and related expenses	45,566	-
Accrued license and patent reimbursement fees	119,428	-
Accrued expenses	225,799	180,000
Income taxes payable	800	-
Total current liabilities	801,090	182,153

Noncurrent liabilities
Long-term liabilities	805	-
Total liabilities	801,895	182,153

Commitments and contingencies
(Note 3)

Stockholders' deficit
Common stock, $0.001 par value; 236 million shares
authorized; 16,000,000 issued and outstanding as
of December 31, 2014 and 7,770,000 issued and
outstanding as of December 31, 2013	16,000	1,000
Additional paid-in-capital	2,257,771	-
Warrants	190,000	-
Accumulated deficit	(2,917,319)	(183,153)

Total stockholders' deficit	(453,548)	(182,153)

Total liabilities and stockholders' deficit	$348,347	$-

See accompanying notes to the audited consolidated financial statements.

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013

Operating expenses
Research and development	$227,500	$-
General and administrative	2,504,161	120,403

Total operating expenses	2,731,661	120,403

Operating loss	(2,731,661)	(120,403)

Provision for income taxes	2,505	-

Net loss	$(2,734,166)	$(120,403)

Basic and diluted loss
per common share	$(0.27)	$(0.02)

Shares used in computing basic
and diluted loss per share	10,291,836	7,770,000

See accompanying notes to the audited consolidated financial statements.

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock
			Additional		Accumulated
	Shares	Amounts	Paid-In-Capital	Warrants	Deficit	Total

Balance, December 31, 2012	7,770,000	$1,000	$-	$-	$(62,750)	$(61,750)

Net loss for the year
ended December 31, 2013	-	-	-	-	(120,403)	(120,403)

Balance, December 31, 2013	7,770,000	1,000	-	-	(183,153)	(182,153)

Issuance of common stock and
warrants to investors, net of share
issuance costs of $10,020, pre-merger	4,000,000	1,799,980	-	190,000	-	1,989,980

Issuance of common stock to investors
in prior entity	1,110,000	466,200	-	-	-	466,200

Reverse merger common stock
issuance with par value	3,120,000	(2,251,180)	2,251,180	-	-	-

Share issuance costs, post merger		-	(4,180)	-		(4,180)

Stock based compensation expense	-	-	10,771	-	-	10,771

Net loss for the year
ended December 31, 2014	-	-	-	-	(2,734,166)	(2,734,166)

Balance, December 31, 2014	16,000,000	$16,000	$2,257,771	$190,000	$(2,917,319)	$(453,548)

See accompanying notes to the audited consolidated financial statements.

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year	For The Year
	Ended	Ended
	December 31,	December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(2,734,166)	$(120,403)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	1,908	-
Stock issued to investors in a prior entity	466,200	-
Employee stock compensation expense for options	10,771	-
Changes in assets and liabilities:
Prepaid expenses	(64,489)	-
Other current assets	(36,580)	-
Deposits and other assets	(18,594)	-
Accounts payable	407,344	-
Accrued payroll and related expenses	45,566	-
Accrued license and patent reimbursement fees	119,428	-
Accrued expenses and other liabilities	47,404	120,403

Net cash used in operating activities	(1,755,208)	-

Cash flows from investing activities:
Purchases of property and equipment	(23,262)	-

Net cash used in investing activities	(23,262)	-

Cash flows from financing activities:
Proceeds from common stock and warrant
issuance, net of offering costs of $14,200	1,985,800	-

Net cash provided by financing activities	1,985,800	-

Net increase in cash and cash equivalents	207,330	-

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$207,330	$-

Supplemental disclosures of cash-flow information:

Cash paid during the period for:
Interest	$-	$403

Income taxes	$1,705	$-

See accompanying notes to the audited consolidated financial statements.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations, Business Activities and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

Nemus Bioscience, Inc. is a biopharmaceutical company that plans to develop and commercialize therapeutics from cannabinoids through a partnership with the University of Mississippi. The University of Mississippi ("UM") is federally permitted and licensed to cultivate cannabis for research and commercial purposes. Unless otherwise specified, references in these Notes to the Audited Consolidated Financial Statements to the "Company," "we" or "our" refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. ("LGL"), together with its wholly-owned subsidiary, Nemus, a California corporation ("Nemus"). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the Merger (as defined below).

Nemus Bioscience, Inc. (formerly LGL) was incorporated in Nevada on March 16, 2011. Nemus was incorporated in California on July 17, 2012. Our headquarters are located in Costa Mesa, California.

As of December 31, 2014, the Company has devoted substantially all of its efforts to securing product licenses, raising capital, and building infrastructure, and has not realized revenue from its planned principal operations.

Business Activities

On October 31, 2014, pursuant to an Agreement and Plan of Merger, dated October 17, 2014 (the "Merger Agreement"), LGL,  Nemus Acquisition Corp. ("Acquisition Sub"), Nemus Bioscience, Inc. ("Name Change Merger Sub"), and Nemus , Acquisition Sub merged with and into Nemus and Nemus survived as a wholly-owned subsidiary of LGL (the "Merger"). Immediately after the Merger, LGL changed its name to "Nemus Bioscience, Inc." by merging with Name Change Merger Sub.  At the closing of the Merger and pursuant to the terms of the Merger Agreement, Nemus issued an aggregate of 3,120,000 shares of its common stock to the former stockholders of LGL in exchange for all of the outstanding shares of LGL’s capital stock, which when combined with the 12,880,000 shares of Nemus common stock outstanding, amounted to 16,000,000 total shares outstanding upon completion of the merger.

The Merger is being accounted for as a reverse-merger and recapitalization. Nemus is the acquirer for financial reporting purposes and LGL is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical consolidated financial statements prior to the Merger will be those of Nemus and will be recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of LGL and Nemus, the historical operations of Nemus and the operations of the Nemus from and after the closing date of the Merger.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Liquidity and Going Concern

The Company has incurred operating losses and negative cash flows from operations since our inception. As of December 31, 2014, we had cash and cash equivalents of $207,330. In January 2015, we raised an additional $724,989 (see note 6) to be utilized to fund operations. The Company anticipates that it will continue to incur net losses into the foreseeable future as it continues to advance and develop a number of potential drug candidates into preclinical development activities and expands its corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations within one year after the date the consolidated financial statements are issued. These conditions give rise to substantial doubt as to the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through public or private equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company is unable to secure adequate additional funding, the Company may be forced to make a reduction in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions, which amounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:	Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. We do not have financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2014 and December 31, 2013.

Property and Equipment, Net

As of December 31, 2014, property and equipment, net, was $21,354, consisting primarily of computers and equipment. The Company had $0 of property and equipment as of December 31, 2013. Expenditures for additions, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line methods based on the estimated useful life of the related assets currently ranging from two to three years. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.
The costs incurred for the rights to use licensed technologies in the research and development process, including licensing fees and milestone payments, will be charged to research and development expense as incurred in situations where the Company has not identified an alternative future use for the acquired rights, and are capitalized in situations where there is an identified alternative future use. No cost associated with the use of licensed technologies has been capitalized to date.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes
The Company accounts for our deferred income tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carry forwards (the "NOLs") and other tax credit carry forwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Any interest or penalties would be recorded in the Company's statement of operations in the period incurred.
The Company records a valuation allowance to reduce the deferred income tax assets to the amount that is more likely than not to be realized. In making such determinations, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. As a result there are no income tax benefits reflected in the statement of operations to offset pre-tax losses.
The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.
Revenue Recognition
The Company has not begun planned principal operations and has not generated any revenue since inception.
Research and Development Expenses
Research and development ("R&D") costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.
Stock-Based Compensation Expenses
Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:
•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.
•	Volatility – We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.
•	Expected term - The expected term is based on a simplified method which defines the life as the average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.
•	Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the quarter in which the awards were granted.
•	Dividends – The dividend yield assumption is based on our history and expectation of paying no dividends.

For the years ended December 31, 2014 and 2013, stock-based compensation expense was $10,771 and $0, respectively.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Segment Information

The Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") No. 280, "Segment Reporting" establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group ("CODM"), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on the early development stage of our operation, we operate in a single reportable segment.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the consolidated financial statements in the period in which they are recognized. Net income (loss) and other comprehensive loss, net of their related tax effect, arrived at a comprehensive loss. For the years ended December 31, 2014 and 2013, the comprehensive loss was equal to the net loss.

Earnings per share

The Company applies FASB ASC 260, "Earnings per Share." Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings or loss per share would include the dilutive effect of awards granted to employees under stock-based compensation plans, if any. There were no dilutive awards outstanding at December 31, 2014.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10 "Development Stage Entities" (Topic 915). The objective of the ASU is to improve financial reporting by reducing the cost and complexity of associated with the incremental reporting requirements for development stage entities. The ASU removes all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the inception-to-date information and certain other disclosures. The ASU also eliminates an exception provided to development stage entities in Topic 810 "Consolidation" for determining whether an entity is a variable interest entity on the basis of amount of investment equity at risk. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. Accordingly, the Company has elected to adopt these changes effective July 17, 2012.

In June 2014, the FASB issued ASU No. 2014-12 "Compensation – Stock Compensation" (Topic 718). The ASU provides guidance for accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The amendment requires a performance target that affects vesting and that could be achieved after requisite service period be treated as a performance condition. Compensation cost should be recognized in the period in which it becomes probable that such performance condition would be achieved and should represent the compensation cost attributable to the periods for which the requisite service has already been rendered. Those amendments are effective for annual reporting periods beginning after December 15, 2015, and interim periods therein. The Company is currently evaluating the potential impact that adoption may have on its consolidated financial statements.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

In August 2014, the FASB issued ASU No. 2014-15 "Presentation of Financial Statements – Going Concern (Subtopic 205-40)." The ASU provides guidance on determining when and how to disclose going-concern uncertainties in the consolidated financial statements. The standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the consolidated financial statements are issued. An entity must provide certain disclosures if "conditions or events raise substantial doubt about the entity's ability to continue as a going concern." The ASU applies to all entities and is effective for annual periods ending after December 15, 2016.  Management is currently evaluating the potential impact that adoption may have on its consolidated financial statements and footnote disclosures.

2. University of Mississippi ("UM") Agreements

In July 2013, the Company entered into a Memorandum of Understanding (MOU) with the UM to engage in joint research of extracting, manipulating, and studying cannabis in certain forms to develop intellectual property (IP) with the intention to create and commercialize therapeutic medicines. Nemus will own all IP developed solely by its employees and will jointly own all IP developed jointly between Nemus and UM employees. The term of the MOU agreement is five years and the parties agree to negotiate separate Research agreements upon the identification of patentable technologies as well as any deemed to be a trade secret. The agreement can be terminated by either party upon providing a three month written notice.

On May 15, 2014, the Company entered into an Option Agreement in which UM granted Nemus a three-month option for conducting due diligence to exclusively license a suppository dosage form containing Dronabinol Hemi succinate and other esters ("NPC 4718"). UM waived its normal option fee of $7,500 per month during the option period. Upon exercise of the option, the Company agreed to negotiate in good faith a license agreement, which is discussed below.

On July 1, 2014, the Company entered into three additional Option Agreements, pursuant to which UM granted Nemus three-month exclusive options for conducting due diligence on the following three cannabinoid extracts [to exclusively license them] for the purposes of obtaining FDA approval and commercializing the extracts:

1)	UM 1490 – transmucosal delivery of cannabinoids
2)	UM 5070 – treatment for methicillin-resistant Staphylococ infections
3)	UM 8790 – ocular delivery of cannabinoids

On August 12, 2014, Nemus provided the requisite written notice to UM and exercised its option to exclusively license UM's rights to UM 1490, UM 5070 and UM 8790.

On September 29, 2014, the Company executed three license agreements for UM 1490, UM 5070 and UM 8790, respectively, which contain certain milestone and royalty payments, as defined therein. There is a one-time upfront payment of $65,000 per license agreement, payable in four equal monthly installments starting on October 1, 2014. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license and these costs amounted to $16,780 for the year ended December 31, 2014. In the case of UM 8790 the Company is also required to reimburse sunk patent expenses of $70,678 by February 15, 2015; this amount was reflected in accrued license and patent reimbursement fees as of December 31, 2014. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days written notice by the Company to UM.

On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There is a one-time up-front option payment of $10,000 paid on November 15, 2014 and the option period is for six months expiring on March 31, 2015. At the end of the option period, the Company has the right to renew for an additional six months under the same financial terms and conditions.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

3. Commitments and Contingencies

Lease Commitments

The Company leased temporary headquarters facilities under a month-to-month operating lease agreement. This lease was terminated effective December 31, 2014. Monthly rent expense under this lease was $2,060, commencing June 23, 2014.

On September 1, 2014, the Company signed an operating lease for laboratory and office space at the Innovation Hub, Insight Park located on the University of Mississippi campus. The lease term commences on October 1, 2014 and expires on December 31, 2017. There are annual escalating rent provisions and two months of free rent in the agreement. The total cash payments over the life of the lease are divided by the total number of months in the lease period and the average rent will be charged to expense each month during the lease period. The monthly amount to be charged to rent expense is $9,000.

In October of 2014, we signed a lease agreement for our corporate office headquarters that consists of approximately 4,087 square feet located at 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626.   The lease expires on October 31, 2016 and our monthly rent is $5,373, payable in equal monthly installments with annual escalations.

Total net rent expense related to our operating leases for the years ended December 31, 2014 and 2013 was $60,736 and $0, respectively.

Future minimum payments under the non-cancelable portion of our operating leases as of December 31, 2014 are as follows:

Years ending December 31,
2015	$173,200
2016	165,700
2017	85,900
2018	-
2019	-
Thereafter	-
Total	$424,800

Independent Contractor Agreements

The Company has entered into independent contractor agreements with individuals that are operating in the capacity of our management team, or that are serving in an advisory role. These agreements were effective at various dates commencing July 17, 2012, and can be terminated upon 30 - 90 days' notice. Independent contractor expense for the year ended December 31, 2014 was $465,500 and for the year ended December 31, 2013 was $120,000. One of these contractors accounted for 13% of our total expenditures for the year ended December 31, 2014 and for 100% of our total expenditures for the year ended December 31, 2013. This independent contractor's agreement was terminated as of November 7, 2014. All other independent contractors holding management team positions converted to full-time employees prior to December 31, 2014.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Legal Matters

General Litigation and Disputes

From time to time, in the normal course of our operations, we may be a party to litigation and other dispute matters and claims. Currently Nemus is not party to any litigation, dispute matters or claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict and our view of these matters may change in the future as the litigation and events related thereto unfold. An unfavorable outcome to any legal matter, if material, could have a materially adverse effect on our operations or our financial position, liquidity or results of operations.

Government Proceedings

Like other companies in the pharmaceutical industry, we are subject to extensive regulation by national, state and local government agencies in the United States. As a result, interaction with government agencies occurs in the normal course of our operations. It is possible that criminal charges and substantial fines and/or civil penalties or damages could result from any government investigation or proceeding. As of December 31, 2014, the Company had no current proceedings or inquiries.

4. Equity

Common Stock

On July 17, 2012, the Company issued 7,770,000 shares of common stock with no par value and warrants (see first paragraph under warrants below) to its founders and one board member in exchange for the services provided to establish Nemus, valued at approximately $1,000.

In June of 2014, the Company sold 1,800,000 shares of common stock with no par value and warrants for a purchase price of $900,000 (the "June 2014 Stock Purchase Agreement") to a group of private investors. See additional discussion on warrants below.

In August of 2014, the Company sold 2,200,000 shares of common stock with no par value and warrants for a purchase price of $1,100,000 to a group of private investors. See additional discussion on warrants below.

In October of 2014, the Company issued 1,110,000 shares of common stock with no par value to eighteen individual investors that had participated in a prior entity founded by Nemus' then current president. Such entity has been insolvent and not operating since the inception date of Nemus. The issuance of these shares was in exchange for the signing of a release of claims against the Company, its President, and the former entity. The Company recorded a general and administrative expense of $466,200 in the fourth quarter of 2014 to reflect the fair market value of the common stock issued in exchange for the release of claims. The fair market value of the common stock issued was determined via an independent third-party valuation conducted as of October 31, 2014.

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock with a par value of $0.001 per share; there were no shares issued or outstanding as of December 31, 2014 and 2013.

Warrants

On July 17, 2012, the Company issued warrants to purchase up to 3,000,000 shares of our common stock to its founders and two advisors in consideration for services provided in the start-up of operations. The warrants are exercisable at a price of $1.00 per share and expire on June 20, 2023. The Company valued these warrants utilizing the Black-Scholes valuation model and they were determined to be of nominal value given the start-up nature of the Company's operations at the time of grant.

In conjunction with the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 450,000 shares of common stock to a group of private investors. The warrants are exercisable at a price of $1.00 per share and expire on June 12, 2020. The Company valued these warrants at $85,500. This amount was recorded as warrants and was reclassified from the total consideration received for both the common stock and warrants purchased.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

In August of 2014 as part of the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 550,000 shares of common stock with an exercise price of $1.00 per share that expire in August 2020. The Company valued these warrants at $104,500. This amount was recorded as warrants and was reclassified from the total consideration received for both the common stock and warrants purchased.

The Company's board of directors considered various objective and subjective factors, along with input from management, to determine the fair value of the warrants, including:

•	Contemporaneous valuation prepared by an independent third-party valuation specialist effective as of June 30, 2014 and October 31, 2014,
•	Its results of operations, financial position and the status of research and development efforts and achievement of enterprise milestones,
•	The composition of, and changes to, the Company's management team and board of directors,
•	The lack of liquidity of its common stock as a private company,
•	The Company's stage of development, business strategy and the material risks related to its business and industry,
•	The valuation of publicly-traded companies in the biotechnology sectors,
•	External market conditions affecting the biotechnology industry sectors,
•	The likelihood of achieving a liquidity event for the holders of its common stock, such as an initial public offering, or IPO, or a sale of the Company, given prevailing market conditions, and
•	The state of the IPO market for similarly situated privately held biotechnology companies.

There are significant judgments and estimates inherent in the determination of the fair value of the Company's warrants. These judgments and estimates include the assumptions regarding its future operating performance, the time to completing an IPO or other liquidity event and the determination of the appropriate valuation methods. If the Company had made different assumptions, its warrant valuation could have been significantly different.

Stock Option Plans: 2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan (the "2014 Plan") was adopted to provide a means by which officers, non-employee directors, and employees of and consultants to the Company and its affiliates could be given an opportunity to acquire an equity interest in the Company. All officers, non-employee directors, and employees of and consultants to the Company are eligible to participate in the 2014 Plan.

On October 31, 2014, after the closing of the Merger, our Board of Directors approved the 2014 Plan. The 2014 Plan reserved 3,200,000 shares for future grants. As of December 31, 2014, options (net of canceled or expired options) covering an aggregate of 1,730,000 shares of the Company's common stock had been granted under the 2014 Plan, and the Company had 1,730,000 options outstanding and 1,470,000 shares available for future grants under the 2014 Plan.

Options granted under the 2014 Plan expire no later than 10 years from the date of grant. Options granted under the 2014 Plan may be either incentive or non-qualified stock options. For incentive and non-qualified stock option grants, the option price shall be at least 100% of the fair value on the date of grants, as determined by the Company's Board of Directors. If at any time the Company grants an option, and the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value and shall not be exercisable more than five years after the date of grant.

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Options granted under the 2014 Plan may be immediately exercisable if permitted in the specific grant approved by the Board of Directors and, if exercised early may be subject to repurchase provisions. The shares acquired generally vest over a period of five years from the date of grant. The Company granted options to purchase 1,730,000 shares during the year ended December 31, 2014, under the 2014 Plan.

The following is a summary of activity under the 2014 Plan as of December 31, 2014:

		Options Outstanding

	Shares Available			Weighted Average
	for Grant of	Number of		Exercise
	Options	Shares	Price per Share	Price
Balance at December 31, 2013	0	0	NA	NA
Approval of authorized shares	3,200,000
Options granted	(1,730,000)	1,730,000	$0.42	$0.42
Options exercised	0	0
Options cancelled	0	0
Balance at December 31, 2014	1,470,000	1,730,000	$0.42	$0.42

The weighted average remaining contractual life in years of the options outstanding as of December 31, 2014 was 9.86 years.

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company's stock exceeded the exercise price of the stock options at December 31, 2014 for those stock options for which the quoted market price was in excess of the exercise price ("in-the-money options"). As of December 31, 2014, the aggregate intrinsic value of options outstanding was $12,680,900. As of December 31, 2014, no options to purchase shares of common stock were exercisable.

Stock Based Compensation Expense

The Company recognizes stock-based compensation expense based on the fair value of that portion of stock options that are ultimately expected to vest during the period. Stock-based compensation expense recognized in the consolidated statement of operations includes compensation expense for stock-based awards based on the estimated grant date fair value over the requisite service period. For the year ended December 31, 2014, the Company recognized stock-based compensation expense of $10,772 which was recorded as a general and administrative expense in the consolidated statement of operations.

The total amount of unrecognized compensation cost related to non-vested stock options was $2,076,928 as of December 31, 2014. This amount will be recognized over a weighted average period of 4.86 years.

Valuation Assumptions

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model. Expected volatility is based on the historical volatility of the Company's common stock for similar terms. The expected term was estimated using the simplified method as permitted under SAB No. 110, since the Company has no recent exercise or forfeiture history that is representative of options granted during the year. The expected term represents the estimated period of time that stock options are expected to be outstanding, which is less than the contractual term which is generally ten years. The risk-free interest rate is based on the U.S. Treasury yield. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future. The weighted average assumptions for employee options are as follows:

NEMUS BIOSCIENCE, INC. and SUBSIDIARY
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Years Ended December 31
	2014	2013
Dividend yield	0.00%	NA
Volatility factor	75.00%	NA
Risk-free interest rate	1.93%	NA
Expected term (years)	6.5	NA
Weighted-average fair value of options granted during the periods	$1.21	NA

5. Income Taxes

At December 31, 2014, the Company had net operating loss carry forwards ("NOLs") aggregating approximately $2,434,000 which, if not used, expire in 2034. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred income tax assets are as follows:

	As of December 31,
	2014	2013
Current deferred tax assets/(liabilities):
Capitalized research and development costs	$25,265	$-
Other	10,314	-
Net operating loss	989,544	-
Gross deferred tax assets	1,025,123	-
Valuation allowance	(1,025,123)	-
Total deferred tax assets	$-	$-

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to continue as a going concern and utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at December 31, 2014. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying statement of operations to offset pre-tax losses.

The Company has no uncertain tax positions as of December 31, 2014 due to limited nature of its operations.

6. Subsequent Events

Common Stock Issuance

In January of 2015, the Company sold 241,663 shares of common stock with par value of $.001 for a purchase price of $724,989 to a group of private investors.

UM agreements

In March of 2015, the Company entered into a research agreement with UM to begin studies concerning the medical utility of cannabinoids as anti-infective therapeutics for MRSA.  The fee payable to UM under the agreement is $67,000 and is payable in four equal installments based on the achievement of certain milestones in the project. The agreement also grants an exclusive option to license the technology from the University within one hundred and eighty days from the commencement of the agreement. Either party may terminate the agreement with thirty (30) days written notice.

Change in Control Severance Plan

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive's service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months' of the executive's monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer's healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Effective on October 31, 2014 and with the approval of our Board of Directors, we dismissed Messineo & Co, CPAs LLC ("Messineo") as our independent registered public accounting firm engaged to audit our consolidated financial statements.

The report issued by Messineo dated December 23, 2013 relating to its audit of our balance sheet as of October 31, 2013, and the related statements of operations, changes in stockholders' equity and cash flows for each of the fiscal year then ended, contained an explanatory paragraph stating that there was substantial doubt about our ability to continue as a going concern. Other than as disclosed above, such report did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

Our decision to dismiss Messineo is not the result of any disagreement between us and Messineo on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During our two most recent fiscal years through the date of dismissal of Messineo, there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo, would have caused Messineo to make a reference to the subject matter of the disagreement in connection with its reports. Pursuant to the rules of the SEC applicable to smaller reporting companies, Messineo was not required to provide an attestation as to the effectiveness of our internal control over financial reporting for any period since our inception.

There were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during our two most recent fiscal years through the date of dismissal of Messineo. Our Board of Directors discussed the subject matter referred to above with Messineo. We authorized Messineo to respond fully and without limitation to all requests of our successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Messineo, including with respect to the subject matter of any reportable event.

We provided Messineo with a copy of the above disclosures and requested that Messineo furnish a letter addressed to the SEC stating whether or not it agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of the letter dated November 18, 2014, is included as Exhibit 16.1 to our Annual Report on Form 10-K filed on March 27, 2015.

(b) Effective on October 31, 2014 and with the approval of our Board of Directors, we have engaged Mayer Hoffman McCann P.C. ("MHM") as our new independent registered public accounting firm. MHM was engaged by Nemus Sub before it became our wholly owned subsidiary to audit its consolidated financial statements for the six-month period ended June 30, 2014, year ended December 31, 2013, and the period from inception (July 17, 2012) to December 31, 2012 and the related statements of operations, changes in stockholders' deficit and cash flows for the periods then ended, which are filed as Exhibit 99.1 to our Current Report on Form 8-K filed on October 31, 2014.

During our two most recent fiscal years and through the date of our engagement of MHM, neither we nor anyone on our behalf consulted with MHM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided to us by MHM that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to our company.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Directors and Key Employees

The following table sets forth certain information as of the date of this prospectus, with respect to our directors and executive officers.

Name	Age	Position
Dr. Brian S. Murphy	57	Chief Executive/Medical Officer, Director
Elizabeth M. Berecz	52	Chief Financial Officer, Secretary
Cosmas N. Lykos	47	Co-Founder and Executive Chairman of the Board, Director
Douglas S. Ingram	51	Vice Chairman, Director
Gerald W. McLaughlin	46	Director
Thomas A. George	59	Director

Dr. Brian S. Murphy. Dr. Murphy was appointed as our Chief Medical Officer in October 2014 and was appointed as Chief Executive Officer and as a director in August 2015. Dr. Murphy was the Chief Medical Officer of Nemus Sub from August 2014 to October 2014. From 2009 to August 2014, Dr. Murphy served as the Chief Medical Officer of Eiger Biopharmaceuticals. From 2003 to 2006, Dr. Murphy was Chief Medical Officer at Epiphany Biosciences. From 2003 to 2006, Dr. Murphy was Chief Medical Officer at Valeant Pharmaceuticals International (VRX) where his responsibilities also included oversight of Global Medical Affairs and Pharmacovigilance. Dr. Murphy also served as Medical Director, then Vice President of Marketing and Commercial Strategy of Hepatology for InterMune, Inc. (ITMN). From 2000 to 2002, Dr. Murphy was Medical Director of North America for Antivirals/Interferons/Transplant at Hoffmann-LaRoche. Prior to joining industry, Dr. Murphy was Assistant Professor of Medicine at New York Medical College and was Director of the Clinical Strategies Program at St. Vincent's Hospital in New York City, the lead hospital of the Catholic Healthcare Network of New York. Dr. Murphy is board-certified in internal medicine and completed his residency in internal medicine at Tufts-New England Medical Center and served as Chief Medical Resident in the Boston University program. Dr. Murphy completed parallel fellowship tracts at Harvard Medical School, one in internal medicine/clinical Epidemiology at the Massachusetts General Hospital and the other in Medical Ethics addressing issues of distributive justice and access to care at Brigham & Women's Hospital. Dr. Murphy earned his MD, MPH (general public health), and MS (pharmacology) degrees from New York Medical College and is a graduate of the Harvard School of Public Health (MPH in Health Policy and Management). He earned his MBA at the Columbia University Graduate School of Business.

Elizabeth M. Berecz. Ms. Berecz was appointed as our Chief Financial Officer in October 2014. Ms. Berecz was the Chief Financial Officer of Nemus Sub from September 2014 to October 2014. Prior to joining the Company, Ms. Berecz formerly held the position of Chief Financial Officer and Board Member of Bentley Mills, Inc. since December 2012. From October 2011 to December 2012, she was the Chief Financial Officer of PowerBalance Technologies. From December 2009 to June 2011, she held the position of Executive Vice President and Chief Financial Officer of Star Trac. Prior to this, Ms. Berecz held several senior financial management positions with public companies in Silicon Valley.  She began her career with Price Waterhouse and is a California CPA. She received her BA in Economics from Stanford University and a MA in Sports Management from the University of San Francisco.

Cosmas N. Lykos. Mr. Lykos was appointed as our Executive Chairman of the Board and a member of our Board of Directors in October 2014.  Mr. Lykos co-founded Nemus Sub in 2012 and has served as its Chairman of the Board of Directors since August 2014 as well as a strategic advisor since inception.  After graduating with Honors from Duke University School of Law in 1993, Mr. Lykos began his career at Gibson Dunn & Crutcher, LLP, an international full-service law firm, as a corporate associate until 1998.  From 1998 to 2004, Mr. Lykos served as Vice President of Business Affairs, General Counsel, Secretary and Chief Compliance Officer of RemedyTemp, Inc., a NASDAQ publicly-traded temporary staffing firm with over 250 directly-owned and franchised offices nationwide.  From 2004 until 2008, Mr. Lykos served as Vice President of Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer of Oakley, Inc., a NYSE publicly-traded sports and technical eyewear, apparel, accessories and retail company.  In January of 2008, he became Co-owner and President of the Optical Shop International, or OSI, a designer and distributor of licensed eyewear brands, including Chrome Hearts and Blinde, through two wholly-owned foreign subsidiaries with a direct and distributor sales network in over 60 countries.  Primary responsibilities included developing and implementing OSI's vision and strategies and the management of its foreign subsidiaries, sales, legal, human resources, finance and administrative functions.  In January 2011, Mr. Lykos negotiated and consummated the sale of OSI to its primary licensor, Chrome Hearts LLC.  From January 2011 through present day, Mr. Lykos has been engaged to provide management and legal advisory services to Chrome Hearts Eyewear LLC and Chrome Hearts LLC.  Mr. Lykos has extensive public and private company Board of Directors experience.  As Chief Compliance and Legal Officer and Secretary of both Oakley, Inc. and RemedyTemp, Inc., Mr. Lykos attended all Board of Directors' meetings and Board committee meetings.  As an angel investor, Mr. Lykos has made minority investments in various private companies and has served on their Board of Directors including Dragon Alliance, LLC, a youth lifestyle action sports brand selling eyewear, goggles and apparel in over 40 countries, and Lookmatic.com, an internet e-commerce eyewear company, selling prescription frames and sunglasses direct to consumers.

Douglas S. Ingram. Mr. Ingram was appointed as our Vice Chairman of the Board and a member of our Board of Directors in June 2015.  Douglas S. Ingram served as President of Allergan, Inc. (NYSE:AGN) from July 1, 2013 to March 17, 2015, when Allergan, Inc. was acquired by Actavis PLC. With the acquisition, Mr. Ingram assumed the role of special advisor on the executive leadership team at Actavis. He is a board member of The Allergan Foundation. Prior to assuming his role as President, Mr. Ingram served as Allergen's Executive Vice President and President, Europe, Africa and Middle East from August 2010 to June 2013. Prior to that, he served as Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010 and led Allergan's Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. During that time, he served as Executive Vice President from October 2003 to October 2006, as Corporate Vice President from July 2001 to October 2003 and as Senior Vice President from January 2001 to July 2001. Prior to that, Mr. Ingram was Associate General Counsel and Assistant Secretary from 1998 and joined Allergan in 1996 as Senior Attorney and Chief Litigation Counsel. Prior to joining Allergan, Mr. Ingram was an attorney at Gibson, Dunn & Crutcher LLP from 1988 to 1996. Mr. Ingram received his Juris Doctorate from the University of Arizona in 1988, graduating summa cum laude and Order of the Coif. In making the decision to nominate Mr. Ingram to serve as a director, the Board of Directors considered, in addition to the criteria referred to above, Mr. Ingram's experience in the healthcare industry, his demonstrated business acumen and leadership skills.

Gerald W. McLaughlin. Mr. McLaughlin was appointed as a member of our Board of Directors in October 2014.  Mr. McLaughlin currently serves as President and Chief Executive Officer of AgeneBio, Inc. a clinical-stage pharmaceutical company developing medicines to restore and preserve patients' cognitive function for a range of debilitating neurodegenerative diseases. From 2007 to 2014, Mr. McLaughlin acted as the lead commercial executive for NuPathe Inc., a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system including Zecuity®, the first and only FDA-approved transdermal system for migraine.  In his most recent position with NuPathe, Mr. McLaughlin served as Senior Vice President and Chief Commercial Officer where he helped provide corporate strategic direction and led the commercial organization until its acquisition in Q1 2014 by Teva Pharmaceuticals Ltd.  From 2001 to 2007, Mr. McLaughlin served in several commercial leadership roles for Endo Pharmaceuticals, a mid-size specialty pharmaceutical company focused the development and commercialization of medicines targeting pain management and diseases of the central nervous system.   His roles included Senior Director of Strategic Marketing where he established a strategic roadmap for the organization and performed commercial assessments for new opportunities encompassing all aspects of pain management including neuropathic pain, post-operative and breakthrough pain. From 1990 to 2001, Mr. McLaughlin worked for Merck & Co. Inc. in a variety of commercial roles including marketing leadership roles where he developed and implemented brand strategies for three product launches both for the US and global markets.  Mr. McLaughlin received his BA in Economics from Dickinson College and his MBA from Villanova University.

Thomas A. George. Thomas A. George has served as a member of our Board of Directors since January 2015.  Mr. George has over thirty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Mr. George currently serves as the Chief Financial Officer of Deckers Brands (NYSE: DECK), which he joined in September 2009.  Prior to Deckers Brands, Mr. George was with Ophthonix, Inc. where he served as Chief Financial Officer since February 2005. Prior to Ophthonix, Inc., Mr. George spent more than seven years as Chief Financial Officer for publicly held Oakley, Inc., now a division of Luxottica Group S.p.A. (NYSE: LUX). Earlier in his career, Mr. George held positions at Loral Corporation, International Totalizator Systems and Remec Corporation. He began his career at Coopers & Lybrand where he became a Certified Public Accountant. Mr. George is a graduate of the University of Southern California.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934 requires our directors, executive officers, and any persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. SEC regulation requires executive officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2014, our executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements.

Family Relationships

There are no family relationships among our directors or executive officers.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Directors and Officers Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board of Directors

We currently do not have nominating or compensation committees or committees performing similar functions nor do we have a written nominating or compensation committee charter. Due to the present size of our Board of Directors, our Board of Directors believes that it is not necessary to have separate standing nominating or compensation committees at this time because the functions of each such committee are adequately performed by our full Board of Directors. However, it is anticipated that our Board of Directors will form separate standing nominating and compensation committees, if and when our Board of Directors determines that the establishment of such committees is advisable as we seek to further develop our business and operations and potentially expand the size of our Board of Directors.

Audit Committee and Financial Expert

On February 23, 2015, our board established an audit committee which operates under a written charter that has been approved by our board. The members of our audit committee are Thomas A. George and Gerald W. McLaughlin. Mr. George serves as chairman of the committee and our board has determined that he is an “audit committee financial expert” as defined by applicable SEC rules.

Our Audit Committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) approving fees for the independent auditor and any outside advisors engaged by the audit committee. The Audit Committee Charter is filed as Exhibit 99.1 to our Report on Form 8-K filed on February 27, 2015.

Nominations to the Board of Directors

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Stockholder Communications

We do not have a formal policy regarding stockholder communications with our Board of Directors. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this filing.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the fiscal years ended December 31, 2014 and 2013 of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who was serving as an executive officer as of December 31, 2014.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
John B. Hollister former CEO	2014	76,154	0	0	685,200	0	0	0	761,354
Elizabeth M. Berecz, CFO	2014	51,923	0	0	438,500	0	0	0	490,423
Dr. Brian S. Murphy, CMO	2014	63,462	0	0	616,950	0	0	0	680,412

(1) Amounts reflect the full grant date fair value of stock options granted in 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock options granted to our executives in Note 1 and 4 to our consolidated financial statements included elsewhere in this Form 10-K.

Employment Agreements

In 2014, we did not have employment agreements or severance or change in control arrangements with any of our executive officers.

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive's service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months' of the executive's monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer's healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

Outstanding Equity Awards at Fiscal Year-end. As of December 31, 2014, the named executive officers held the following outstanding stock options:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Un-exercisable	Option Exercise Price	Option Expiration Date
John B. Hollister, former CEO	10/31/2014	0	480,000	$0.42	10/31/2024
	11/21/2014	0	200,000	$0.42	11/21/2024
Dr. Brian S. Murphy, CMO	10/31/2014	0	480,000	$0.42	10/31/2024
	11/21/2014	0	175,000	$0.42	11/21/2024
Elizabeth M. Berecz, CFO	10/31/2014	0	100,000	$0.42	10/31/2024
	11/21/2014	0	150,000	$0.42	11/21/2024

All of the options specified above vest as follows: 20% of total vests on each anniversary of the grant date over five years.  The options granted expire 10 years after the date of grant.

There were no exercises of stock options by our named executive officers during the year ended December 31, 2014.

Director Compensation. Our directors received the following compensation for their service as directors of the Company during the fiscal year ended December 31, 2014.

In June 2014 our subsidiary entered into an independent contractor agreement with K2C, Inc. ("K2C"), an entity that is wholly-owned by Mr. Lykos, pursuant to which we pay K2C a monthly fee for services performed by Mr. Lykos for our company. The initial term of this agreement will expire on June 1, 2015, subject to automatic one-year extensions. The monthly fee under the agreement originally was $5,000; effective October 1, 2014, the monthly fee was increased to $10,000. Under the agreement, Mr. Lykos is also eligible to participate in our health, death and disability insurance plans.  In addition, beginning in 2015 Mr. Lykos is a participant in our change in control severance plan.

DIRECTOR COMPENSATION(1)
Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $ (2)	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Cosmas N. Lykos, director	0	0	341,250	0	0	20,000(3)	361,250
Gerald W. McLaughlin, director	20,000	0	5,800	0	0	0	25,800

(1) Does not include compensation received for services provided as executive officers.

(2) Amounts reflect the full grant date fair value of stock options granted in 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock options granted to our executives in Notes 1 and 4 to our consolidated financial statements included elsewhere in this Form 10-K.  As of December 31, 2014 Messrs. Hollister, Lykos and McLaughlin held stock options covering 680,000, 125,000 and 20,000 shares of common stock, respectively.

(3)  Amount represents consulting fees paid in 2014 to KC2, Inc., which is wholly owned by Mr. Lykos, in respect of services performed by Mr. Lykos.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	Each executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

The information set forth in the table below is based on 19,278,163 shares of our common stock issued and outstanding on November 16 , 2015.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed below is 650 Town Center Drive, Suite 1770, Costa Mesa, California 92626.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Richard D. Squires 2101 Cedar Springs Road, Suite 1525 Dallas, TX 75201	1,875,000 shares (1)	10.37%

Entities affiliated with Brian D. Ladin 2101 Cedar Springs Road, Suite 1525 Dallas, TX 75201	1,064,549 shares (2)	5.89%

Reg Lapham 375 Redondo Ave., #137 Long Beach, CA 90814	5,017,200 shares (3)	27.75%

Dr. Brian S. Murphy	375,000 shares (4)	1.95%

Elizabeth M. Berecz	350,000 shares (5)	1.82%

Gerald W. McLaughlin	63,250 shares (6)	*

Thomas A. George	60,000 shares (7)	*

Cosmas N. Lykos	4,809,400 shares (8)	24.95%

Douglas S. Ingram	392,500 shares (9)	2.04%

All executive officers and directors as a group	6,050,150 shares (4)(5)(6)(7)(8)(9)	31.38%

* Denotes less than 1% of class.
(1)	Based on a Form 3 filed with the SEC on April, 3, 2015 and a Schedule 13G/A filed with the SEC on April 20, 2015, consists of (i) 1,856,250 shares of common stock held by Richard D. Squires, and (ii) 18,750 shares of common stock held by RDS Holdings, Inc. Includes 375,000 shares of common stock underlying warrants held by Richard D. Squires or RDS Holdings, all of which may be exercised within 60 days of May 1, 2015. Richard D. Squires is the President of RDS Holdings.
(2)	Based on a Schedule 13G/A filed with the SEC on April 20, 2015, consists of (i) 515,862 shares of common stock held by TC Global Management LLC, (ii) 299,589 shares of common stock held by Southern Investments I LLC and (iii) 249,098 shares of common stock held by BRL TX-Family LP. Brian D. Ladin is the manager of TC Global, Southern Investments and BRL Family LLC which is the general partner of BRL TX-Family.
(3)	Includes 1,110,000 shares of common stock underlying warrants granted to Reg Lapham, all of which may be exercised within 60 days of November 16 , 2015.
(4)	Includes 375,000 shares of restricted stock subject to three year cliff vesting from October 20, 2015.
(5)	Includes 350,000 shares of restricted stock subject to three year cliff vesting from October 20, 2015.
(6)	Includes 2,000 shares of common stock underlying warrants granted to Gerald W. McLaughlin, all of which may be exercised within 60 days of November 16 , 2015, and 30,000 shares of restricted common stock subject to one year vesting from October 20, 2015.
(7)	Includes 60,000 shares of restricted stock subject to one year vesting from October 20, 2015.
(8)	Includes 1,110,000 shares of common stock underlying warrants granted to Cosmas N. Lykos, all of which may be exercised within 60 days of November 16 , 2015, and 325,000 shares of restricted stock subject to three year cliff vesting from October 20, 2015.
(9)	Includes 20,000 shares of common stock underlying warrants granted to Douglas S. Ingram, all of which may be exercised within 60 days of November 16 , 2015 and 60,000 shares of common stock subject to one year vesting from October 20, 2015.

Changes in Control.   Our   management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Transactions with Related Persons

Except as specified below, there have been no other transactions with related persons since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Nemus, our wholly owned subsidiary, was a party to an independent contractor agreement with an entity owned by Reg Lapham, our former officer and director, which provides services to Nemus.  The total compensation paid to that entity for the year ended December 31, 2014 was $348,000, for the year ended December 31, 2013 was $120,000, and the period from inception (July 17, 2012) to December 31, 2012 was $60,000. This independent contractor’s agreement was terminated as of November 7, 2014.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our Board of Directors.  In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our Board of Directors will continue to approve any related party transaction based on the criteria set forth above.

Conflicts Related to Other Business Activities

The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us.  As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor.  Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs.  A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Director Independence.  We believe that Gerald W. McLaughlin and Thomas A. George are independent members of our Board of Directors as that term is defined by defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Code of Ethics

On October 31, 2014, we adopted a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics is available on our website at www.nemusbioscience.com.

Insider Trading Policy

On October 31, 2014, our Board of Directors adopted an Insider Trading Policy applicable to all directors and officers. Insider trading generally refers to the buying or selling of a security in breach of a fiduciary duty or other relationship of trust and confidence while in possession of material, non-public information about the security. Insider trading violations may also include 'tipping' such information, securities trading by the person 'tipped,' and securities trading by those who misappropriate such information. The scope of insider trading violations can be wide reaching. As such, our Board of Directors has adopted an Insider Trading Policy that outlines the definitions of insider trading, the penalties and sanctions determined, and what constitutes material, non-public information. Illegal insider trading is against our policy as such trading can cause significant harm to the reputation for integrity and ethical conduct of our company. Individuals who fail to comply with the requirements of the policy are subject to disciplinary action, at our sole discretion, including dismissal for cause. All members of our Board of Directors and all executive officers are required to ratify the terms of this policy on an annual basis. Our Insider Trading Policy is available on our website at www.nemusbioscience.com.

EXPERTS

The financial statements for the years ended December 31, 2014 and December 31, 2013, included in this prospectus have been audited by Mayer Hoffman McCann P.C., Orange County, California, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and Registration Statement in reliance upon the report of Mayer Hoffman McCann P.C. and upon the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Janus Capital Law Group, PC, Irvine, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov .

[OUTSIDE BACK COVER]

Nemus Bioscience, Inc.

14,804,163 SHARES OF COMMON STOCK

PROSPECTUS

Nemus Bioscience, Inc.

650 Town Center Drive, Suite 1770,
Costa Mesa, California 92626
Tel: (949) 396-0330

_______________, 2015

Until                            , 2015, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$1,927
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous Expenses:	$10,000
Total	$46,927

None of the expenses of the offering will be paid by the selling shareholders.

Item 14.  Indemnification of Directors and Officers.

Section 4 of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Section 5 of our Articles of Incorporation and Section 5 our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We also maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On October 31, 2014 in connection with the closing of the merger, we issued 12,880,000 shares of our common stock to forty three former stockholders of Nemus Sub in exchange for all of the outstanding shares of Nemus Sub' capital stock.

The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of such securities qualified for an exemption under Section 4(2) of the Securities Act, we relied on the following facts: the securities were issued to recipients that each represented that it was an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, it was acquiring the securities for investment purposes and without a view toward disposition thereof, and it had sufficient investment experience to evaluate the risks of the investment; we used no advertising or general solicitation in connection with the issuance and sale of the securities; and the securities were issued as restricted securities.

On January 7, 2015, we sold 241,663 shares of our common stock to seven investors in exchange for aggregate proceeds of $724,989, or $3.00 per share. The shares of common stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On April 1, 2015, we sold 110,000 shares of Series A Preferred Stock and warrants to purchase 22,000 shares of the Company's common stock at an exercise price of $5.00 per share for a term of five years to three investors in exchange for aggregate proceeds of $275,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On April 7, 2015, we sold 140,000 shares of Series A Preferred Stock and warrants to purchase 28,000 shares of the Company's common stock to five investors at an exercise price of $5.00 per share for a term of five years to two investors in exchange for aggregate proceeds of $350,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On April 24, 2015, we issued to one of our investors in exchange for advisory services warrants that vest immediately to purchase 100,000 shares of common stock with an exercise price of $5.00 per share with a term of ten years. We estimated the warrant value to be $326,000. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On April 28, 2015, we issued to a former service provider in exchange for payment of our outstanding invoice warrants that vest immediately to purchase 6,000 shares of common stock with an exercise price of $2.50 per share. We estimated the warrant value to be $10,000 which represented the value of the trade debt extinguished. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On April 28, 2015, we issued to a former service provider in exchange for financial advisory and public relations consulting services warrants to purchase 90,000 shares of common stock with an exercise price of $2.50 per share with a term of five years. We estimated the warrant value to be $67,950 utilizing the Black Scholes option pricing model. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On May 29, 2015, we sold 150,000 shares of Series A Preferred Stock and warrants to purchase 30,000 shares of the Company's common stock at an exercise price of $5.00 per share for a term of five years to five investors in exchange for aggregate proceeds of $375,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On June 8, 2015, we issued to a service provider in exchange for consulting services warrants that vest immediately to purchase 10,000 shares of common stock with an exercise price of $5.00 per share with a term of five years. We estimated the warrant value to be $14,700 utilizing the Black Scholes option pricing model.  The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is afforded by Regulation S.

On July 3, 2015, we sold 180,000 shares of Series A Preferred Stock and warrants to purchase 36,000 shares of the Company's common stock at an exercise price of $5.00 per share for a term of five years to four investors in exchange for aggregate proceeds of $450,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On August 20, 2015, we sold 5,000 shares of Series B Preferred Stock and warrants to purchase 6,250,000 shares of the Company's common stock at an exercise price of $1.15 per share for a term of five years to certain accredited investors at an aggregate purchase price of $5,000,000), or $1,000 for each preferred share and related warrants. . The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On August 25, 2015, we issued to the Placement Agent warrants to purchase up to 187,500 shares of common stock with an exercise price of $1.15 per that expire in August 2020. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

Item 16.  Exhibits

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Registrant (1)
3.2	Amendment to the Articles of Incorporation of the Registrant (1)
3.3	Bylaws of Registrant (1)
3.4	Certificate of Change of Registrant(2)
3.5	Articles of Merger of Registrant and Nemus Bioscience, Inc.(3)
3.6	Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock filed with the Secretary of State of Nevada on April 1, 2015(4)
3.7	Certificate of Correction filed with the Secretary of State of Nevada on April 7, 2015(4)
3.8	Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock filed with the Secretary of State of Nevada on August 19, 2015(5)
4.1	Form of Warrants issued by Nemus to certain security holders to purchase an aggregate of 3,000,000 shares of commons stock(3)
4.2	Form of Warrants issued by Nemus to certain security holders to purchase an aggregate of 1,000,000 shares of commons stock(3)
4.3	Form of Common Stock Purchase Warrant to certain security holders to purchase shares of common stock (4)
4.4	Form of Warrant dated April 25, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 100,000 shares of common stock (6)
4.5	Form of Warrant dated April 29, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 90,000 shares of common stock (6)
4.6	Form of Warrant dated April 26, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 6,000 shares of common stock (6)
4.7	Form of Warrant dated June 8, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 10,000 shares of common stock (7)
4.8	Form of Warrant to certain security holders to purchase shares of common stock (5)
5.1	Opinion re: Legality (14)
10.1	Nemus Bioscience Inc. 2014 Omnibus Incentive Plan(3)
10.2	Form of Stock Option Agreement under 2014 Omnibus Incentive Plan(3)
10.3	Memorandum of Understanding, dated July 31, 2013, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.4	Option Agreement dated May 15, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.5	Amendment dated June 26, 2014, to the Option Agreement dated May 15, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.6	Option Agreement dated July 1, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.7	Option Agreement dated July 1, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.8	Option Agreement dated July 1, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.9	License Agreement, dated September 29, 2014, between Nemus and the University of Mississippi, School of Pharmacy(3)
10.10	License Agreement, dated September 29, 2014, between Nemus and the University of Mississippi, School of Pharmacy(3)
10.11	License Agreement, dated September 29, 2014, between Nemus and the University of Mississippi, School of Pharmacy(3)
10.12	Lease Agreement dated September 1, 2014 between University of Mississippi Research Foundation, Inc. and Nemus(3)
10.13	Center Tower Lease dated October 13, 2014, by and between Nemus and Center Tower Associates LLC. (3)
10.14	Amendment dated August 15, 2014, to the Option Agreement dated July 1, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.15	Option Agreement dated October 15, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.16	Second Amendment dated October 15, 2014, to the Option Agreement dated July 1, 2014, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.17	Common Stock Purchase Agreement, dated January 7, 2015, by and between Nemus Bioscience, Inc. and certain investors (8)
10.18	Registration Rights Agreement, dated January 7, 2015, by and between Nemus Bioscience, Inc. and certain investors (8)
10.19	Form of Indemnification Agreement (9)
10.20	Nemus Bioscience, Inc. Officer Change in Control Severance Plan(10)
10.21	Form of Securities Purchase Agreement between Nemus Bioscience, Inc. and certain investors(4)
10.22	Form of Securities Purchase Agreement between Nemus Bioscience, Inc. and certain investors(11)
10.23	Form of Securities Purchase Agreement between Nemus Bioscience, Inc. and certain investors(12)
10.24	Form of Securities Purchase Agreement between Nemus Bioscience, Inc. and certain investors(5)
10.25	Form of Registration Rights Agreement between Nemus Bioscience, Inc. and certain investors(5)
10.26	Form of Lock-up Agreement between Nemus Bioscience, Inc. and certain shareholders (13)
16.1	Letter on Change in Certifying Accountant(3)
21.1	Subsidiaries of the Registrant(3)
23.1	Consent of Mayer Hoffman McCann P.C.*
23.2	Consent of Janus Capital Law Group, PC**

(1)	Included as exhibit to our Registration Statement on Form S-1 filed on January 30, 2013
(2)	Included as exhibit to our Current Report on Form 8-K filed on October 30, 2014.
(3)	Included as exhibit to our Current Report on Form 8-K filed on November 3, 2014.
(4)	Included as exhibit to our Current Report on Form 8-K filed April 7, 2015.
(5)	Included as exhibit to our Current Report on Form 8-K filed August 20, 2015.
(6)	Included as exhibit to our Quarterly Report on Form 10-Q filed April 7, 2015
(7)	Included as exhibit to our Quarterly Report on Form 10-Q filed August 14, 2015
(8)	Included as exhibit to our Current Report on Form 8-K filed on January 9, 2015.
(9)	Included as exhibit to our Current Report on Form 8-K filed on January 12, 2015.
(10)	Included as exhibit to our Current Report on Form 8-K filed on February 27, 2015.
(11)	Included as exhibit to our Current Report on Form 8-K filed on June 3, 2015.
(12)	Included as exhibit to our Current Report on Form 8-K filed on July 6, 2015.
(13)	Included as exhibit to our Current Report on Form 8-K filed on August 21, 2015.
(14)	Included as exhibit to our Registration Statement on Form S-1 filed on September 17, 2015.

*     Filed Herewith
**   Included in Exhibit 5.1

Item 17.  Undertakings

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	Include any material or changed information with respect to the plan of distribution.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

(1)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(2)	In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933and will be governed by the final adjudication of such issue.

C.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Costa Mesa, State of California on November 17 , 2015.

Nemus Bioscience, Inc. a Nevada corporation

November 17 , 2015	By:	/s/ Brian S. Murphy
	Its:	Dr. Brian S. Murphy
Chief Executive Officer, Chief Medical Officer, Director
(Principal Executive Officer)

November 17 , 2015	By:	/s/ Elizabeth M. Berecz
	Its:	Elizabeth M. Berecz
Chief Financial Officer, Secretary
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dr. Brian S. Murphy	November 17 , 2015
Dr. Brian S. Murphy
Its:	Chief Executive Officer, Chief Medical Officer, Director
(Principal Executive Officer)

By:	/s/ Cosmas N. Lykos	November 17 , 2015
Cosmas N. Lykos
Its:	Chairman of the Board, Director

By:	/s/ Gerald W. McLaughlin	November 17 , 2015
Gerald W. McLaughlin
Its	Director

By:	/s/ Thomas A. George	November 17 , 2015
Thomas A. George
Its:	Director

By:	/s/ Douglas S. Ingram	November 17 , 2015
Douglas S. Ingram
Its:	Vice Chairman, Director